UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant    ☑

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☑	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

OXYGEN BIOTHERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

OXYGEN BIOTHERAPEUTICS, INC.
ONE Copley Parkway, Suite 490
Morrisville, North Carolina 27560

September [●], 2011

Dear Stockholders:

It is my pleasure to invite you to the Annual Meeting of Stockholders of Oxygen Biotherapeutics, Inc., to be held on Friday, September 30, 2011, at 9:00 a.m. at the Hotel Sierra, 10962 Chapel Hill Road, Morrisville, North Carolina 27560. This booklet includes the Notice of Annual Meeting and Proxy Statement. The Proxy Statement provides information about the business we will conduct at the meeting. We hope you will be able to attend the meeting, where you can vote in person.

 The matters to be acted upon at the meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend the Annual Meeting personally, and regardless of the number of shares you own, it is important that your shares be represented at the Annual Meeting. We need more than half of our outstanding common shares to be represented at the Annual Meeting to establish a quorum. Every vote counts! Accordingly, we urge you to complete the enclosed proxy and return it to our vote tabulators promptly in the envelope provided. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time. You may also elect to vote your shares by telephone or electronically via the Internet. With respect to shares held through a broker, bank or nominee, please follow the separate instructions from your broker, bank or nominee on how to vote your shares.

Sincerely, Rene A. Eckert Interim Chairman of the Board

YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THE ENCLOSED PROXY, VOTE YOUR SHARES BY TELEPHONE, FAX OR INTERNET, OR ATTEND THE ANNUAL MEETING IN PERSON.

OXYGEN BIOTHERAPEUTICS, INC.
ONE Copley Parkway, Suite 490
Morrisville, North Carolina 27560

Notice of Annual Meeting of Stockholders
To Be Held on September 30, 2011

September [●], 2011

To the Stockholders:

The stockholders of Oxygen Biotherapeutics, Inc. will hold an annual meeting (the “Annual Meeting”) on Friday, September 23, 2011, at 9:00 a.m. at the Hotel Sierra, 10962 Chapel Hill Road, Morrisville, North Carolina 27560.

The purpose of the meeting is to propose and act upon the following matters:

1.	To approve an amendment to our bylaws to authorize the classification of our Board of Directors into three classes with staggered terms;

2.
If Proposal 1 is approved, to elect five director nominees described in the Proxy Statement to serve on our Board in Class I, Class II or Class III, with Class I directors to serve until the 2012 Annual Meeting of Stockholders and the election and qualification of their successors, Class II directors to serve until the 2013 Annual Meeting of Stockholders and the election and qualification of their successors, and Class III directors to serve until the 2014 Annual Meeting of Stockholders and the election and qualification of their successors.  If Proposal 1 is not approved, to elect five director nominees described in the Proxy Statement to serve until the 2012 Annual Meeting of Stockholders and the election and qualification of their successors;

3.	To approve Amendment No. 1 to our 1999 Amended Stock Plan to increase the number of shares authorized for issuance thereunder;

4.
To approve the issuance of shares of common stock, (i) upon conversion or exercise of notes or warrants, as applicable, under the terms of the Convertible Note and Warrant Purchase Agreement, dated June 16, 2011, between Oxygen Biotherapeutics, Inc. and JP SPC 3 obo OXBT FUND, SP and (ii) under the terms of the Securities Purchase Agreement, dated June 8, 2009 between Oxygen Biotherapeutics and JP SPC 1 Vatea, Segregated Portfolio, as amended, or as may be amended as described in the Proxy Statement accompanying this notice; and

5.	To ratify the appointment of Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm for the fiscal year ending April 30, 2012.

At the Annual Meeting we may transact such other business as may properly come before the meeting.

The above matters are described in the Proxy Statement accompanying this notice.

The Board has fixed the close of business on August 19, 2011 as the record date for determining those stockholders who will be entitled to notice of and to vote at the Annual Meeting. Representation of at least a majority in voting interest of our common stock, either in person or by proxy, is required to constitute a quorum for purposes of voting on the proposals set forth above.

It is important that your shares be represented at the Annual Meeting to establish a quorum.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted at the Annual Meeting.

Your vote is important, and we appreciate your cooperation in considering and acting on the matters presented.

September [●], 2011	By order of the Board of Directors, Michael B. Jebsen, Corporate Secretary

OXYGEN BIOTHERAPEUTICS, INC.
__________________

PROXY STATEMENT
__________________

Important Notice Regarding the Availability of Proxy Materials
For the Stockholder Meeting to be held on September 30, 2011

The Notice of Annual Meeting of Shareholders, Proxy Statement, Form of Proxy, and 2011 Annual Report to Shareholders are available at https://www.iproxydirect.com/OXBT.

The board of directors (the “Board of Directors” or the “Board”) of Oxygen Biotherapeutics, Inc. is asking for your proxy for use at the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments of the meeting. The meeting will be held at the Hotel Sierra, 10962 Chapel Hill Road, Morrisville, North Carolina 27560 on Friday, September 30, 2011, at 9:00 a.m. local time, to approve an amendment to our bylaws to authorize the classification of the Board, to elect five director nominees described in this Proxy Statement, to approve Amendment No. 1 to the 1999 Amended Stock Plan to increase the number of shares authorized for issuance thereunder, to approve the issuance of shares of common stock, as described below  (the “Share Issuance”), to JP SPC 3 obo OXBT FUND, SP (“OXBT Fund”) and JP SPC 1 Vatea, Segregated Portfolio (“Vatea Fund”), to ratify the appointment of Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm, and to conduct such other business as may be properly brought before the meeting.

The Board of Directors recommends that you vote FOR the approval of an amendment to our bylaws to authorize the classification of the Board, FOR the election of the director nominees listed in this proxy statement, FOR the approval of Amendment No. 1 to the 1999 Amended Stock Plan to increase the number of shares authorized for issuance thereunder, FOR the approval of the Share Issuance, and FOR ratification of the appointment of Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm.

This proxy statement and the accompanying proxy card are first being delivered to shareholders on or about September [●], 2011.

All references in this Proxy Statement to “Oxygen,” “we,” “our,” and “us” mean Oxygen Biotherapeutics, Inc.  All numbers of shares or share prices relating to our common stock in this Proxy reflect the 1-for-15 reverse stock split of our common stock on November 9, 2009.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name as the stockholder of record. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Interwest Transfer Company (“Interwest”), you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Interwest on our behalf. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and the proxy materials are being sent to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has enclosed a voting instruction card for you to use. If you wish to attend the Annual Meeting and vote in person, please mark the box on the voting instruction card received from your broker or nominee and return it to them so that you can receive a legal proxy to present at the Annual Meeting.

How many votes do I have?

You are entitled to one vote for each share of our common stock that you hold.

How is the vote counted?

Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by us to act as tellers for the meeting. The tellers will count shares represented by proxies that withhold authority to vote for a nominee for election as a director only as shares that are present and entitled to vote for purposes of determining the presence of a quorum. None of the withheld votes will be counted as votes “for” a director. Shares properly voted to “abstain” and broker non-votes on a particular matter are considered as shares that are entitled to vote for the purpose of determining a quorum but are generally not treated as votes cast for the matter. For the proposal regarding the amendment to our bylaws establishing a classified board, abstentions count as votes against the proposal as approval of this proposal requires the vote of stockholders entitled to exercise a majority of the voting power of the Company.  For all other proposals, abstentions do not count as a vote against the proposal.  A broker non-vote occurs when a broker holding shares for a customer does not vote on a particular proposal because the broker has not received voting instructions on the matter from its customer and is barred by stock exchange rules from exercising discretionary authority to vote on the matter.

How do I vote?

If you are a stockholder of record, you may vote using any of the following methods:

•
Proxy Vote by Mail or by Fax. Return the enclosed proxy form by mail using the enclosed prepaid envelope or by fax to (202)-521-3464. Be sure to complete, sign and date the form before mailing or faxing. If you are a stockholder of record and you return your signed proxy form but do not indicate your voting preferences, the persons named in the proxy form will vote FOR the approval of an amendment to our bylaws to authorize the classification of the Board, FOR the election of each director nominated by the Board of Directors, FOR the approval of Amendment No. 1 to the 1999 Amended Stock Plan to increase the number of shares authorized for issuance thereunder, FOR the approval of the Share Issuance, and FOR the ratification of the appointment of Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm, and at the discretion of the persons named in the proxy on any other matter that comes before the meeting for a vote.

•
Proxy Vote by Internet. You may use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on September 29, 2011 by going to the website https://www.iproxydirect.com/OXBT. Please have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

•
Proxy Vote by Phone. You may use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on September 29, 2011 by calling the toll-free number 1-866-752-VOTE (8683). Have your proxy card in hand when you call and then follow the instructions.

•
In Person at the Annual Meeting. All stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person.

If you are a beneficial owner because your shares are held in a stock brokerage account or by a bank or other nominee, to vote your shares you must direct your broker, bank or nominee how to vote your shares by using the voting instructions included in the mailing you received, or attend the Annual Meeting by following the directions below under “Who Can Attend the Annual Meeting?”

What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	sending written notice of revocation to our Corporate Secretary;

•	submitting a new, proper proxy by mail (not by Internet or phone) after the date of the revoked proxy; or

•	attending the Annual Meeting and voting in person.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or nominee.

When is the record date for the Annual Meeting?

The Board has fixed the record date for the Annual Meeting as of the close of business on August 19, 2011.

How many votes can be cast by all stockholders?

There were 23,770,501 shares of our common stock outstanding on the record date and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter.

 What constitutes a quorum?

A majority of the outstanding shares present or represented by proxy, or 11,885,251 shares, constitutes a quorum for the purpose of adopting proposals at the Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.

What vote is required to approve each item?

For the election of the directors, the five directors who receive the greatest number of votes cast in person or by proxy will be elected directors.

To be approved, the approval of the amendment to our bylaws establishing a classified board requires the vote of stockholders entitled to exercise a majority of the voting power of the Company.  The approval of Amendment No. 1 to the 1999 Amended Stock Plan, the approval of the Share Issuance, and the ratification of Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm requires approval by a majority of the total votes cast in person or by proxy.

Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Cherry, Bekaert & Holland, L.L.P. to our stockholders for ratification as a matter of good corporate practice. If our stockholders do not ratify the appointment, the Audit and Compliance Committee will reconsider whether or not to retain Cherry, Bekaert & Holland, L.L.P. but still may retain them. Even if the selection is ratified, the Audit Committee may change the appointment at any time during the year if it determines that such change would be in the best interests of us and our stockholders.

If there are insufficient votes to approve the ratification of the appointment of Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm, your proxy may be voted by the persons named in the proxy to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposals. If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the Annual Meeting your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Annual Meeting.

Who can attend the Annual Meeting?

All stockholders as of August 19, 2011 may attend the Annual Meeting. If you are listed as stockholder of record you may attend the Annual Meeting if you bring proof of identification. If you are the beneficial owner of shares held in street name, you will need to bring proof of identification and provide proof of ownership by bringing either a copy of a brokerage statement or a letter from the record holder indicating that you owned the shares as of August 19, 2011.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

Where can I find more information about Oxygen Biotherapeutics?

We file periodic reports with the Securities and Exchange Commission (the “SEC”) pursuant to Section 15(d) of the Securities Exchange Act of 1934. Our SEC filings are available from the SEC’s Internet site at http://www.sec.gov, which contains reports and other information regarding issuers that file electronically. Our filings with the SEC are available without charge on our website (http://www.oxybiomed.com) as soon as reasonably practicable after filing. Further, the reports filed with the SEC may be inspected without charge at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at (800) 732-0330 for further information on the Public Reference Room.

Who can help answer my questions about the Annual Meeting or how to submit or revoke my proxy?

If you are the stockholder of record, please contact:

Oxygen Biotherapeutics, Inc.
Attn: Investor Relations
ONE Copley Parkway, Suite 490
Morrisville, NC 27560
Telephone: (919) 855-2100

If your shares are held in street name, please call the telephone number provided on your voting instruction form or contact your broker directly.

PROPOSAL 1:  AMENDMENT TO BYLAWS TO AUTHORIZE THE CLASSIFICATION OF THE BOARD OF DIRECTORS INTO THREE CLASSES WITH STAGGERED TERMS

Classification of the Board of Directors

Our Board has approved, and we are proposing, an amendment to our bylaws to classify the Board of Directors into three classes with staggered terms (“Classified Board Amendment”). Currently, the Board consists of a single class of Directors, all of whom are elected at each Annual Meeting of Stockholders. The Classified Board Amendment would classify the Board into three separate classes, as nearly equal in number as possible, with one class being elected each year to serve a staggered three-year term.

Directors in each class would be elected at the Annual Meeting. The Directors initially elected in Class I, William A. Chatfield and Gregory Pepin, would serve until the 2012 Annual Meeting of Stockholders and the election and qualification of their successors. The Directors initially elected in Class II, Ronald A. Blanck and Rene A. Eckert, would serve until the 2013 Annual Meeting of Stockholders and the election and qualification of their successors. The Director initially elected in Class III, J. Melville Engle, would serve until the 2014 Annual Meeting of Stockholders and the election and qualification of his successor. Beginning with the election of Directors to be held at the 2012 Annual Meeting of Stockholders, and going forward, the class of Directors to be elected in such year (Class I) would be elected for a three year term, and at each successive Annual Meeting of Stockholders, the class of Directors to be elected in such year would be elected for a three year term, so that the term of office of one class of Directors shall expire in each year.

To preserve the classified board structure, the amendment to our bylaws also provides that a Director elected by the Board to fill a vacancy holds office until the next election of the class for which such Director has been chosen, and until that Director’s successor has been elected and qualified or until his or her earlier resignation, removal or death.

If we adopt a classified board, then, pursuant to Delaware law and our certificate of incorporation, our stockholders will be able to remove a Director during the Director’s term only for cause.  Therefore, if this proposal is approved, unless a Director is removed for cause by the vote of stockholders representing not less than a majority of the shares then entitled to vote at an election of directors, three annual elections will be needed to replace all of the Directors on the classified Board.

The Classified Board Amendment may, therefore, discourage an individual or entity from acquiring a significant stake in the Company with the intention of obtaining immediate control of the Board. Except as described herein with respect to the Share Issuance, we are not currently aware of any present third party plans to gain such control of the Company.

Our Certificate of Incorporation and bylaws currently include certain other anti-takeover mechanisms, above the provisions provided by Delaware law.  These mechanisms include a limitation on removal of directors, a requirement that vacancies may be filled only by the Board, restrictions on stockholder actions and blank-check preferred stock.  Each of these mechanisms effectively deters and makes it more difficult for an unwelcomed bid to be successful.

If the Classified Board Amendment is adopted, it could have the following additional anti-takeover effects:

•	encourage persons seeking to acquire control of the Company to initiate the acquisition through arm’s-length negotiations with the Company’s management and Board;
•	discourage a third party from making a tender offer (or otherwise attempting to obtain control of the Company), even though such an attempt might benefit the Company and its stockholders;
•	reduce the possibility that a third party could implement a sudden or surprise change in control of the Board of Directors without the support of the then incumbent Board of Directors;
•
discourage accumulations of large blocks of the Company’s stock and fluctuations in the market price of the Company’s stock caused by accumulations (so that stockholders lose opportunities to sell their shares at temporarily higher prices); and

•
entrench incumbent management by discouraging a proxy contest, a holder of a substantial block of the Company’s outstanding shares assuming control of the Company, or the removal of incumbent Directors or the change of control of the Board.

At the same time, a staggered board structure would ensure that the Board and management would have time to review a surprise proposal from a third party who had acquired a block of the Company’s stock, and consider alternatives to the proposal and possibly attempt to negotiate a more favorable transaction.

The Board notes that classified boards have the potential effect of eroding stockholder value by deterring acquisition proposals and preventing stockholders from having an opportunity to negotiate with potential acquirers.  The Board also notes that there is a growing trend among larger companies to hold annual elections of all directors, which allow stockholders to review and express their opinions on director performance each year.

Nevertheless, in light of current market conditions, the Board has decided to adopt a staggered board.  The Board believes that the anti-takeover implications of a staggered system would preserve stockholder value by making it more difficult for an unsolicited takeover attempt to succeed because the acquirer would be unable to obtain majority control of the Board for a period of at least two years.  In addition, while the Board recognizes that larger companies are trending towards an annual election of directors, the Board notes that the Company is small and it is less difficult for an unsolicited takeover attempt to be financed.

The Board also believes that a staggered board would provide other important benefits to the Company and its stockholders. A staggered board will help to assure the continuity and stability of the Company’s business strategies and management of the Company’s business because a majority of the Board of Directors at any given time will have prior experience as directors of the Company.

The text of the proposed amendment to the Company’s bylaws, which include the Classified Board Amendment, is attached hereto as Appendix A.  You should read Appendix A in its entirety.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT TO OUR BYLAWS TO AUTHORIZE THE CLASSIFICATION OF THE BOARD OF DIRECTORS INTO THREE CLASSES WITH STAGGERED TERMS.

PROPOSAL 2:  ELECTION OF DIRECTORS

Nominees for Election as Directors

All five of the persons nominated for election to the Board of Directors at the Annual Meeting are currently serving as our directors. We are not aware of any nominee who will be unable or will decline to serve as a director. If a nominee becomes unable or declines to serve, the Board will either select a substitute nominee or reduce the size of the Board.  If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for election of the substitute nominee, if any, designated by the Board of Directors.

If Proposal 1 described above to amend the bylaws to classify our Board of Directors is approved, then William A. Chatfield and Gregory Pepin will serve as the Class I directors until the 2012 Annual Meeting of Stockholders and the election and qualification of their successors, Ronald R. Blanck and Rene A. Eckert will serve as the Class II directors until the 2013 Annual Meeting of Stockholders and the election and qualification of his successor, and J. Melville Engle will serve as the Class III director until the 2014 Annual Meeting of Stockholders and the election and qualification of his successor. If Proposal 1 is not approved, then the term of office of each person elected as a director will continue until the 2012 Annual Meeting of Stockholders and the election and qualification of their successors.

The following table lists the nominees for election and information about each:

Name	Age	Position(s) with Oxygen Biotherapeutics, Inc.	Director Since

Rene A. Eckert	66	Interim Chairman	October 2009
J. Melville Engle	61	Director	March 2009
Gregory Pepin	28	Director	August 2009
William A. Chatfield	60	Director	October 2009
Ronald R. Blanck, DO	69	Director	December 2009

Rene A. Eckert has served as a director since October 2009 and as Interim Chairman since August 24, 2011. Mr. Eckert was Chairman, Chief Executive Officer and a Partner at Boehme Filatex Inc. of Reidsville, NC from 1981 to 2007. He started the specialty chemical company with two partners in 1981. They formed the company into a leading North American textile chemical corporation with subsidiaries in Canada and Mexico. In 2007, the corporation was sold to Dystar, an international dyestuff company.

Mr. Eckert brings to the Board extensive experience in the manufacturing, business development and strategic planning fields. His diverse qualifications benefit both the Board and the committees he serves upon.

J. Melville Engle has served as a director of Oxygen Biotherapeutics since March 2009. Mr. Engle has over 28 years experience in leading both large and small healthcare companies. Mr. Engle joined ThermoGenesis Corp. in April 2009 as the firm’s Chief Executive Officer.  In June 2009, he became a member of the Board of Directors and in December 2009 was named Chairman of the Board.  ThermoGenesis is a publicly traded enabling technology provider for the automation of stem cell processing and cryopreservation, and cell administration.  Prior to joining ThermoGenesis, Mr. Engle was Chief Executive Officer of Raydiance, Inc., a laser technology company from May 2008 to September 2008.  For six years he served as President and Chief Executive Officer of Dey LP, a $600 million specialty pharmaceutical company, and affiliate of Merck KGaA. While at Dey, he also held the position of Regional Director, North America, for the Merck Generics Group. The Merck Generics Group was sold to Mylan, Inc. in 2007.  Before Dey, he served as Chairman, President and Chief Executive Officer of Anika Therapeutics, Inc., a publicly traded biomaterials medical device company.  With reference to Anika, in 2002, the Securities and Exchange Commission advised Mr. Engle it intended to institute a cease and desist proceeding against him and others alleging violations of Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Securities Exchange Act of 1934, and Rules 12b-20, 13a-1, and 13a-13 thereunder, which pertain to the filing of periodic reports without false or misleading statements, proper and accurate recording and accounting for revenue and financial transactions, and establishing and maintaining internal accounting control procedures and processes designed to correctly record and report financial information and prevent fraud. Without admitting or denying allegations, Mr. Engle agreed under a settlement offer to the entry of an order in January 2003 requiring him to cease and desist from committing or causing any future violations of the statutory provisions and rules noted above and Rule 13b2-1.  From 1980 to 1994, Mr. Engle held senior financial (CFO), regional management and sales positions at Allergan, Inc. Mr. Engle holds a B.S. in Accounting from the University of Colorado and an M.B.A. in Finance from the University of Southern California.  He was named Napa, California’s “Citizen of the Year” in January 2008 by the Napa Chamber of Commerce and State of California.

Mr. Engle’s strong financial background, developed through his leadership of other companies operating within our industry, qualifies him to serve on our Board and as our Lead Independent Director, as well as the Audit and Compliance, the Compensation and the Corporate Governance and Nominating Committees.

Gregory Pepin has served as a director since August 2009.  From July 2008 until April 2010, he was engaged as a Senior Vice President at Melixia SA, an investment management company based in Switzerland.  In that position he participated in the formation of Vatea Fund, one of our principal stockholders, and has served as a Managing Director of that fund since June 2009.  In May 2010, he co-founded EOS Investment, Ltd. (“EOS”), an investment company based in the Cayman Islands, which serves as investment manager of Vatea Fund, and as investment manager and managing director of OXBT Fund, a fund which holds convertible notes and warrants issued by us.  EOS serves as the investment manager and the managing director for two other funds that are not affiliated with us.  In May 2010, he co-founded Independent Wealth Management, SA, an investment management company based in Switzerland, and he has served as a financial analyst for the company since that time.  From September 2005 through the end of June 2008, Mr. Pepin was employed as a consultant in finance and insurance by Winter & Associates located in Paris, France.  In July 2005, Mr. Pepin earned the degree of Master of Science and Economy, Finance and Actuaries, from HEC Lausanne.

Mr. Pepin’s investment management experience and skills qualify him to serve on our Board and Development Committee, and provide the Board with valuable insight into the investment community.

William A. Chatfield has served as a director since October 2009. Mr. Chatfield most recently served as the Director of the U. S. Selective Service System from November of 2004 to May of 2009, having been nominated by President George W. Bush and confirmed by the U.S. Senate. He was directly responsible to the President for the management of the Selective Service System. His background includes more than 30 years of experience working with the executive and legislative branches of the Federal government.

We believe that Mr. Chatfield’s unique background working within the political framework of our government benefits the Board and the Corporate Governance and Nominating Committee.  Mr. Chatfield’s qualifications and experience also assist us in developing pathways for additional sources of funding through grants and other government sponsored programs.

Ronald R. Blanck, DO has served as a director since December 2009. Dr. Blanck has served as chairman of Martin, Blanck & Associates, a federal health services consulting firm based in Falls Church, VA since January 2010. He began his military career in 1968 as a medical officer and battalion surgeon in Vietnam, retiring 32 years later as a Lieutenant General and Surgeon General of the U.S. Army and commander of the U.S. Army Medical Command. He also served as commander of Walter Reed Medical Center and the North Atlantic Region Medical Command. His background also includes serving as president of the University of North Texas Health Science Center at Fort Worth.

Dr. Blanck brings to the Board an intimate knowledge of our military system and the unique health care challenges they face. As a director, Dr. Blanck has provided invaluable assistance to the Board as our company strives to bring innovative medical products to our wounded military men and women.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE MATTERS

Code of Ethics

We have adopted a Code of Ethics applicable to all of our officers, directors and employees, including our Chief Executive Officer and Chief Financial Officer, a copy of which will be provided to any person, free of charge, upon request. A request for a copy of the Code of Ethics should be in writing and sent to Oxygen Biotherapeutics, Inc., Attn: Corporate Secretary, ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560.

Board Composition and Independence of Directors

Our Board of Directors currently has six members. Rene A. Eckert is our Interim Chairman, and J. Melville Engle, Gregory Pepin, William A. Chatfield, Dr. Ronald R. Blanck, and Dr. Richard Kiral are Directors.  However, as previously disclosed in our public filings, Dr. Kiral is not standing for re-election to our Board.

In accordance with the listing rules of The NASDAQ Stock Market LLC (“NASDAQ”), our Board of Directors must consist of a majority of “independent directors,” as determined in accordance with NASDAQ Rule 5605(a)(2). The Board has determined that Messrs. Blanck, Chatfield, Eckert and Engle are independent directors in accordance with applicable NASDAQ listing rules. The Board performed a review to determine the independence of the director nominees and made a subjective determination as to each of these independent director nominees that no transactions, relationships, or arrangements exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of our company. In making these determinations, the Board reviewed the information provided by the director nominees with regard to each individual’s business and personal activities as they may relate to us and our management.

Attendance at Meetings

In the fiscal year ended April 30, 2011, the Board met nine times and these meetings were attended by all of the directors.  From time to time the Board also acted through written consents. We have no formal policy requiring director attendance at the Annual Meeting, although all directors are expected to attend the Annual Meeting if they are able to do so. All seven Directors attended the Annual Meeting in 2010.

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. Consistent with this understanding, the independent Directors consider the Board’s leadership structure on an annual basis. This consideration includes the pros and cons of alternative leadership structures in light of the Company’s operating and governance environment at the time, with the goal of achieving the optimal model for effective oversight of management by the Board.

Prior to August 24, 2011, Mr. Stern served as our Chairman and Chief Executive Officer, while Mr. Engle served as Lead Independent Director.  On August 24, 2011, Mr. Stern’s employment was terminated for cause, which immediately resulted in his resignation from the Board.  In connection with Mr. Stern’s termination, Mr. Jebsen was appointed as our interim Chief Executive Officer and Mr. Eckert was appointed as our interim Chairman of the Board.  Mr. Engle continued to serve as Lead Independent Director.  Although these changes resulted in us having both an independent Chairman of the Board and a Lead Independent Director, the Board, after considering alternative leadership structures, determined that we should continue to retain both positions.  In particular, the Board considered that Mr. Eckert’s service as Chairman is intended to be temporary, while Mr. Engle is expected to continue to serve as Lead Independent Director on a permanent basis.  The Board determined that this leadership structure is optimal because it provides our company with the ability to maintain experience and leadership during this transitional period.

In considering its leadership structure, the Board has taken a number of factors into account. The Board, which consists of highly qualified and experienced directors, a majority of whom are independent, exercises a strong, independent oversight function. This oversight function is enhanced by the fact that all of the Board’s key Committees—Audit and Compliance, Compensation and Corporate Governance and Nominating—are comprised entirely of independent directors.  Further, the Board continues to have its Lead Independent Director, Mr. Engle, maintain significant responsibilities. The Board believes that these factors provide the appropriate balance between the authority of those who oversee the Company and those who manage it on a day-to-day basis.

Board’s Role in Risk Oversight

We operate in a highly complex and regulated industry and are subject to a number of significant risks.  The Board plays a key role with respect to our risk oversight, such as determining whether and under what circumstances we will engage in financing transactions or enter into strategic alliances and collaborations.  The Board is also involved in our management of risks related to our financial condition or to the development and commercialization of our product candidates.

One of the Board’s risk oversight roles is to provide guidance to management.  The Board receives regular business updates from various members of senior management in order to identify matters that involve operational, financial, legal or regulatory risks.

To facilitate its oversight of our company, the Board of Directors has delegated certain functions (including the oversight of risks related to these functions) to Board committees. The Audit and Compliance Committee reviews and discusses with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, the Compensation Committee evaluates the risks presented by our compensation programs and analyzes these risks when making compensation decisions, and the Corporate Governance and Nominating Committee evaluates whether the composition of the Board is appropriate to respond to the risks that we face. The roles of these committees are discussed in more detail below.

Although the Board of Directors has delegated certain functions to various committees, each of these committees regularly reports to and solicits input from the full Board regarding its activities.

Standing Committees

Our Board of Directors has four standing committees:  the Audit and Compliance Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Development Committee. Copies of the charters of the Audit and Compliance, Compensation, and Corporate Governance and Nominating Committees, as they may be amended from time to time, are available on our website at http://www.oxybiomed.com.

The Board has determined that all of the members of each of the Audit and Compliance, Compensation, and Corporate Governance and Nominating Committees are independent as defined under NASDAQ rules, and, in the case of all members of the Audit Committee, that they meet the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934.

Audit and Compliance Committee.

The Audit and Compliance Committee’s principal responsibilities include:

•	reviewing, evaluating, and discussing our financial statements and other financial information prepared on our behalf;

•	selecting, retaining, and monitoring the independence and performance of our outside auditors, including overseeing the audits of our financial statements and approving any non-audit services;

•
assisting the Board in fulfilling its oversight responsibilities, primarily through overseeing management’s conduct of our accounting and financial reporting process and systems of internal accounting and financial controls;

•	providing an avenue of communication among the outside auditors, management and the Board; and

•	preparing an annual report of the Audit Committee for inclusion in our proxy statement.

The members of the Audit and Compliance Committee are Messrs. Engle and Eckert and Dr. Blanck. Mr. Engle serves as chair of the Audit Committee. The Board of Directors has determined that Mr. Engle is an “audit committee financial expert” as defined by applicable SEC rules. The Audit Committee met six times in fiscal 2011.

Compensation Committee.

The Compensation Committee’s primary responsibilities include:

•	determining and approving the Chief Executive Officer’s compensation;

•	reviewing and making recommendations to the Board with respect to compensation of all other key senior executives and elected corporate officers at appropriate time periods;

•
reviewing, and if appropriate, approving employment agreements, severance agreements, retirement arrangements, change in control agreements and provisions, and any special or supplemental benefits for each of our executive officers;

•	working with the Chief Executive Officer to plan for Chief Executive Officer succession;

•	exercising the powers and authorities vested in the administrator or similar delegate of the Board provided by the stock option, restricted stock, incentive, and other of our compensation plans; and

•	preparing an annual report on executive compensation for inclusion in our proxy statement.

The members of the Compensation Committee are Messrs. Eckert and Engle and Dr. Blanck. Mr. Eckert serves as chair of the Compensation Committee. The Compensation Committee met ten times in fiscal 2011.

Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee’s primary responsibilities include:

•	identifying and evaluating director candidates and recommending to the Board proposed nominees for Board membership;

•	recommending to the Board proposed directors to serve on each Board committee;

•	leading the Board in its annual review of the Board’s performance;

•	developing and recommending to the Board a set of Corporate Governance Guidelines;

•	considering issues involving possible conflicts of interest of directors; and

•	recommending and reviewing all matters pertaining to fees and retainers paid to directors for Board and committee service and for serving as chair of a Board committee.

The members of the Corporate Governance and Nominating Committee are Messrs. Chatfield and Eckert, Engle and Dr. Blanck. Mr. Chatfield serves as chair of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee met one time in fiscal 2011.

Development Committee

The Development Committee’s primary responsibilities include:

•	Periodically examining management’s direction of and investment in our pharmaceutical and biotechnology research;

•	Establishing development and technology initiatives, including evaluation of the quality and direction of our research and development programs;

•	Reviewing our approaches to acquiring and maintaining technology, and evaluating the technology that we are researching and developing; and

•	Reviewing our patent strategy.

The members of the Development Committee currently are Dr. Blanck, Messrs. Pepin, Kiral and Klein. Dr. Blanck serves as chair of the Development Committee. The Development Committee met one time in fiscal 2011.

Processes and Procedures for Executive and Director Compensation

The Compensation Committee has the authority to determine and approve the compensation of the Chief Executive Officer and to review and make recommendations to the Board with respect to the compensation of all other executive officers.  The Corporate Governance and Nominating Committee has authority to recommend and review all matters pertaining to compensation of our directors.  In making its determination with respect to the Chief Executive Officer, the Compensation Committee considers, among other things, our performance, overall shareholder return, compensation of chief executive officers at other companies, and the awards given to the Chief Executive Officer in past years.  In reviewing and making recommendations with respect to the compensation of other executive officers, the Compensation Committee takes into account, among other things, each individual’s performance, our overall performance, and comparable compensation paid to similarly-situated officers in comparable companies.  The Chief Executive Officer may make recommendations to the Compensation Committee regarding the compensation of other executive officers, but has no input and may not be present during voting or deliberations about his compensation.   In making its recommendations with respect to director compensation, the Corporate Governance and Nominating Committee considers, among other things, the Board’s overall level of performance, the individual director’s participation in committees, the compensation paid to other director’s in similarly situated companies, and our financial growth.

Our Compensation Committee may delegate its authority to the chair of the committee to the extent it deems necessary to finalize matters as to which the committee has given its general approval.

The Compensation and Corporate Governance and Nominating Committees have the authority to retain compensation consultants and other outside advisors to assist in discharging their responsibilities.  The recommendations of such consultants are considered in conjunction with the other considerations listed above.

Procedures for Director Nominations

Under the charter of the Corporate Governance and Nominating Committee, the Committee is responsible for identifying and selecting or recommending qualified candidates for membership on the Board of Directors. In evaluating the suitability of individual director candidates, the Committee takes into account many factors, including, but not limited to: (a) general understanding of marketing, financial and other disciplines relevant to the success of a publicly-traded company in today’s business environment, (b) understanding of our business on a technical level, (c) educational and professional background, (d) integrity and commitment to devote the time and attention necessary to fulfill his or her duties, and (e) diversity of race, ethnicity, gender and age.  The Corporate Governance and Nominating Committee implements and assesses the effectiveness of these factors and the Board’s commitment to diversity by considering these factors in our assessment of potential director nominees and the overall make-up of our Board. In determining whether to recommend a director for re-election, the Committee will consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

The Corporate Governance and Nominating Committee does not set specific, minimum qualifications that nominees must meet in order to be recommended to the Board, but rather the Board believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of our company and the composition of the Board. The Corporate Governance and Nominating Committee conducts appropriate inquiries into the backgrounds and qualifications of possible nominees, and investigates and reviews each proposed nominee’s qualifications for service on the Board.

The Corporate Governance and Nominating Committee will consider candidates recommended by stockholders. It is the policy of the Corporate Governance and Nominating Committee that candidates recommended by stockholders will be given appropriate consideration in the same manner as other candidates. The procedure for submitting candidates for consideration by the Corporate Governance and Nominating Committee for election at our 2012 Annual Meeting is described under “Other Matters - Stockholder Proposals.”

Stockholder Communications with Directors

It is the policy of our company and the Board to encourage free and open communication between shareholders and the Board. Any shareholder wishing to communicate with the Board should send any communication to Oxygen Biotherapeutics, Inc., Attn: Corporate Secretary, ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560. Any such communication must be in writing and must state the number of shares beneficially owned by the shareholder making the communication. Our Corporate Secretary will forward such communication to the full Board or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication. This policy is not designed to preclude other communications between the Board and shareholders on an informal basis.

AUDIT COMMITTEE REPORT

The Audit and Compliance Committee has reviewed our audited financial statements for 2011, and has discussed these statements with management. The Audit Committee has also discussed with Cherry, Bekaert & Holland, L.L.P., our independent registered public accounting firm during the 2011 fiscal year, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T (Communication with Audit and Finance Committees).

The Audit Committee also received from Cherry, Bekaert & Holland, L.L.P. the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence), and discussed with them their independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board that the 2011 audited financial statements be included in our Annual Report on Form 10-K for 2011, for filing with the SEC.

With respect to the above matters, the Audit Committee submits this report.

J. Melville Engle
Rene Eckert
Ronald Blanck

MANAGEMENT

The names of our current executive officers are listed below. Our executive officers are appointed by our Board of Directors to hold office until their successors are appointed.

Name	Age	Position
Michael B. Jebsen, CPA	40	Chief Financial Officer, Interim Chief Executive Oficer and Executive Vice President Finance and Administration
Gerald Klein, MD	64	Chief Medical Officer

Michael B. Jebsen joined Oxygen as our Accounting Manager in April 2009, was elected Chief Financial Officer, Executive Vice President Finance and Administration, and Corporate Secretary in August 2009 and was appointed as Interim Chief Executive Officer on August 24, 2011. Before joining us, he was an auditor with Grant Thornton, LLP from July 2003 through December 2005 and from April 2008 through April 2009. In addition, he held various positions, including Chief Ethics Officer, Senior Internal Auditor, and Senior Financial Analyst with RTI International, a non-profit research and development organization, from January 2006 to February 2008. Mr. Jebsen holds a Master of Science in Accounting from East Carolina University and is a Certified Public Accountant, licensed in North Carolina.

Dr. Gerald Klein has served as our Chief Medical Officer since June 2010.  He was a director of Oxygen from March 2008 until May 2010. Previously, he served as Vice President of Global Medical and Clinical Affairs and Chief Medical Officer for Talecris Biotherapeutics, headquartered in Research Triangle Park, North Carolina, since September 2005. His responsibilities there included global clinical development and medical affairs. For two years prior to September 2005, he was the Vice President of Medical Affairs and Clinical Research at Dey LP in Napa, California. Dr. Klein earned his medical degree from the University of Brussels Medical School in Belgium, and holds board certifications issued by the American Board of Pediatrics and the American Board of Allergy and Clinical Immunology. Dr. Klein completed his undergraduate work at the University of Florida and medical degree at the Free University of Brussels. He completed a pediatric residency at New Jersey College of Medicine and a fellowship in Allergy and Immunology at the University of California, Irvine. Dr. Klein practiced Allergy in San Diego County while on the faculty of the University CA, Irvine. He became a professor of Clinical Medicine and Pediatrics at that institution. While on the clinical faculty, Dr. Klein published numerous peer reviewed papers in allergy and asthma. He was also very active in national medical organizations as served on the Board of Regents of the American College of Allergy, Asthma, and Clinical Immunology. While in practice, Dr. Klein founded San Diego Clinical Research Associates, a site management organization that he sold to Research Across America, as well as founding SDCRA, a contract research organization which was sold to Quintiles. He then joined Quintiles, as a Sr. Vice President of clinical development. Dr. Klein spent four years there working on domestic as well as international clinical trials. After leaving Quintiles, Dr. Klein became an EVP at Clingenics, a combination of a CRO and pharmacogenomics company. During this time Dr. Klein founded Externa Pharmaceutical Company, where he served as CEO. Dr. Klein was recruited to Specialty Laboratory, a large commercial and central laboratory, where he served as VP of Clinical Trials. Dr. Klein, together with some former employees from Specialty Labs and Bay City Capital, founded Pathway Diagnostic and served as its executive vice president. He then moved to Napa, CA to join Dey LP as VP of Medical and Clinical Affairs in October 2003 and served there until September 2005 as described above.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary of Compensation

The following table provides certain summary information concerning compensation earned for services rendered in all capacities to us for the fiscal years ended April 30, 2011 and 2010, by our Chief Executive Officer in fiscal 2011, our two other most highly compensated executive officers, and one former executive officer whom would have been one of our most highly compensated executive officers, but for the fact that he was not serving as an executive officer as of April 30, 2011 (“Named Executive Officers”). This information includes the dollar amount of base salaries, bonus awards, stock options and all other compensation, if any, whether paid or deferred.

Summary Compensation Table

Name and Principal Position	Year	Salary	Non-Equity Incentive Plan (2) (3)		Bonus	Stock Awards (1)		Option Awards (1)	All Other Compensation		Total
		($)	($)		($)	($)		($)	($)		($)

Chris J. Stern (7)	2011	300,000	130,980	(2)	-	29,113	(3)	-	9,600		469,693
Former Chairman and	2010	300,000	100,000		-	160,207		-	9,600		569,807
Chief Executive Officer

Dr. Richard Kiral	2011	235,917	-		-	-		29,443	29,383	(4)	294,743
Former President and	2010	247,000	80,275		-	43,225		74,041	9,600		454,141
Chief Operating Officer

Dr. Gerald Klein	2011	172,443	75,000	(2)	-	22,275	(6)	-	24,350	(5)	294,068
Chief Medical Officer

Michael B. Jebsen, CPA(8)	2011	210,000	70,000	(2)	-	-		42,720	9,600		332,320
Interim Chief Executive Officer,
Secretary and Chief Financial Officer

(1)
The amounts in these columns reflect the aggregate grant date fair value of awards granted during the year computed in accordance with Financial Accounting Standards Board ASC Topic 718, Compensation — Stock Compensation. The assumptions made in determining the fair values of our stock and option awards are set forth in Note G to our Consolidated Financial Statements included in the our Form 10-K for the year ended April 30, 2011, filed with the SEC on July 15, 2011.

(2)
These payments were made based on achievement of milestones in accordance with Mr. Stern’s, Dr. Klein’s, and Mr. Jebsen’s employment agreements, which are described below in the section entitled “Employment Contracts.”

(3)
Represents the grant date fair value of the shares issued on a monthly basis as part of his annual compensation.  Mr. Stern’s annual compensation was paid in accordance with the terms of his employment agreement, which is described below in the section entitled “Employment Contracts.”

(4)
The amounts in this column include $20,583 in compensation earned in accordance with Dr. Kiral’s Consulting Agreement following his resignation on April 2, 2011, which is described below in the section entitled “Employment Contracts.”

(5)
The amounts in this column include $14,750 in cash compensation earned for the period Dr. Klein served as a non-employee Director. Effective May 30, 2010, Dr. Klein resigned from his role of Director and accepted the role of Chief Medical Officer.

(6)	Represents the grant date fair value of the shares issued in accordance with the terms of his employment agreement, which is described below in the section entitled “Employment Contracts.”
(7)	Mr. Stern ceased serving as our Chairman and Chief Executive Officer, effective August 24, 2011.
(8)	Mr. Jebsen began serving as our Interim Chief Executive Officer, effective August 24, 2011.

Option Grants

In September 1999, our Board of Directors approved the 1999 Amended Stock Plan, which provided for the granting of incentive and nonstatutory stock options to employees and directors to purchase up to 266,667 shares of our common stock. The 1999 Amended Stock Plan was approved by stockholders on October 10, 2000. Options granted under the 1999 Amended Stock Plan are exercisable at various dates up to four years and have expiration periods of generally ten years. On June 17, 2008, our stockholders approved an amendment and restatement to the 1999 Amended Stock Plan to increase the number of shares of common stock available for awards under the plan from 266,667 to 800,000, to increase the maximum number of shares covered by awards granted under the 1999 Amended Stock Plan to an eligible participant from 266,667 to 333,333 shares, and to make additional technical changes to update the plan. Persons eligible to receive grants under the 1999 Amended Stock Plan consist of all of our employees, including executive officers and employee directors. As of April 30, 2011 and 2010, we had 515,071 and 585,172 outstanding options under the 1999 Amended Stock Plan, respectively. As of April 30, 2011 and 2010, there were 243,832 and 182,424, respectively, options available for grant under the 1999 Amended Stock Plan.

In addition, we have issued options outside the 1999 Amended Stock Plan. At April 30, 2011 the total number of options outstanding that were issued outside the 1999 Amended Stock Plan was 266,667 with a weighted average exercise price of $3.68.

The following table summarizes certain information as of April 30, 2011 concerning the stock options granted to the Named Executive Officers during the fiscal year ended April 30, 2011. No stock appreciation rights, restricted stock awards or long-term performance awards had been granted as of April 30, 2011.

Name	Grant Date	Number of Securities Underlying Options (1)	Exercise Price of Option ($/Sh)	Grant Date Fair Value of Option Awards ($)(2)

Chris J. Stern	-	-	-	-
Former Chairman and
Chief Executive Officer

Dr. Richard Kiral	5/1/2010	1,334	5.00	5,058
Former President and	6/1/2010	1,334	2.97	3,028
Chief Operating Officer	7/1/2010	1,334	2.89	2,934
	8/1/2010	1,334	2.74	2,767
	9/1/2010	1,334	3.04	3,058
	10/1/2010	1,334	2.53	2,552
	11/1/2010	1,334	2.11	2,132
	12/1/2010	1,334	2.15	2,142
	1/1/2011	1,334	1.92	1,881
	2/1/2011	1,334	2.05	2,003
	3/1/2011	1,334	1.93	1,888

Michael B. Jebsen, CPA	5/1/2010	667	5.00	2,529
Interim Chief Executive Officer, Secretary and	6/1/2010	667	2.97	1,514
Chief Financial Officer	7/1/2010	667	2.89	1,467
	8/1/2010	667	2.74	1,384
	8/13/2010	3,333	2.79	1,529
	9/1/2010	667	3.04	1,276
	10/1/2010	667	2.53	7,025
	11/1/2010	667	2.11	1,066
	12/1/2010	667	2.15	1,071
	12/1/2010	12,500	2.15	941
	1/1/2011	667	1.92	20,072
	2/1/2011	667	2.05	1,001
	3/1/2011	667	1.93	944
	4/1/2011	667	1.84	901

Dr. Gerald Klein	-	-	-	-
Chief Medical Officer

(1)	Each option listed in the table immediately vests and is exercisable over a ten-year period.

(2)
The amounts in this column reflects the aggregate grant date fair value of awards granted during the year computed in accordance with Financial Accounting Standards Board ASC Topic 718, Compensation — Stock Compensation. The assumptions made in determining the fair values of our option awards are set forth in Note G to our Consolidated Financial Statements included in the our Form 10-K for the year ended April 30, 2011, filed with the SEC on July 15, 2011.

Outstanding Equity Awards

The following table provides information about outstanding equity awards held by the Named Executive Officers as of April 30, 2011.

Outstanding Equity Awards at 2011 Fiscal Year-End

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (Exercisable)		Number of securities underlying unexercised options (Unexercisable)	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested
	(#)		(#)(1)	($/Sh)		(#)	($)

Chris J. Stern	66,667			3.68	11/20/2017
Former Chairman and	266,667			3.68	9/22/2018
Chief Executive Officer

Dr. Richard Kiral	5,000	(2)		4.50	2/1/2012
Former President and	5,000	(2)		2.25	2/1/2013
Chief Operating Officer	5,000	(2)		2.25	3/1/2014
	5,000	(2)		3.60	2/1/2015
	5,000	(2)		1.35	3/28/2016
	5,000	(2)		1.80	3/9/2017
	10,000	(2)		4.20	1/9/2018
	1,333	(2)		4.73	12/1/2018
	1,333			3.90	1/1/2019
	10,000	(2)		3.90	1/9/2019
	1,333			4.65	2/2/2019
	1,333			3.90	3/1/2019
	1,333			3.45	4/1/2019
	1,333			3.30	5/1/2019
	1,333			3.53	6/1/2019
	1,333			3.78	7/1/2019
	1,333			6.00	7/31/2019
	1,333			6.38	8/31/2019
	1,333			5.85	9/30/2019
	1,333			6.45	10/31/2019
	1,333			5.58	11/30/2019
	1,333			5.79	1/1/2020
	1,334			5.73	2/1/2020
	1,334			5.10	3/1/2020
	1,334			5.00	4/1/2020
	1,334			5.00	5/1/2020
	1,334			2.97	6/1/2020
	1,334			2.89	7/1/2020
	1,334			2.74	8/1/2020
	1,334			3.04	9/1/2020
	1,334			2.53	10/1/2020
	1,334			2.11	11/1/2020
	1,334			2.15	12/1/2020
	1,334			1.92	1/1/2021
	1,334			2.05	2/1/2021
	1,334			1.93	3/1/2021

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (Exercisable)		Number of securities underlying unexercised options (Unexercisable)	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested
	(#)		(#)(1)	($/Sh)		(#)	($)

Michael B. Jebsen, CPA	667	(3)		6.15	7/20/2019
Interim Chief Executive Officer, Secretary	3,333			5.85	8/12/2019
andChief Financial Officer	667			6.38	9/1/2019
	667			5.85	10/1/2019
	667			6.45	11/1/2019
	667			5.58	12/1/2019
	667			5.79	1/1/2020
	667			5.73	2/1/2020
	667			5.10	3/1/2020
	667			5.00	4/1/2020
	667			5.00	5/1/2020
	667			2.97	6/1/2020
	667			2.89	7/1/2020
	667			2.74	8/1/2020
	3,333			2.79	8/13/2020
	667			3.04	9/1/2020
	667			2.53	10/1/2020
	667			2.11	11/1/2020
	667			2.15	12/1/2020
	12,500			2.15	12/1/2020
	667			1.92	1/1/2021
	667			2.05	2/1/2021
	667			1.93	3/1/2021
	667			1.84	4/1/2021

Dr. Gerald Klein	20,000			4.50	9/24/2011
Chief Medical Officer

(1)
Except as otherwise noted, the option awards reflected in these columns vested immediately on the date of grant. The date of grant for each of these options is the date 10 years prior to the expiration date reflected in this table.

(2)
These options were granted with the following vesting schedule: 34% on the first anniversary of the grant date, 33% on the second anniversary of the grant date and 33% on the third anniversary of the grant date.

(3)	These options were granted with the following vesting schedule: 100% on the first anniversary of the grant date.

Employment Contracts

Contracts Applicable to Fiscal 2011

Chris Stern’s employment agreement that was effective during the fiscal year ended April 30, 2011 provided for automatic renewals on February 1 of each year for additional one-year terms, unless Mr. Stern terminated the agreement in advance of renewal or we gave Mr. Stern at least 120 days advance notice that we elected not to renew at the end of the then current term. Under the terms of the agreement Mr. Stern received as compensation an annual base salary of $300,000; a cash bonus equal to one percent of base salary for each two percent of our annual goals and/or milestones achieved, which are established annually by the Board of Directors; 934 shares of our restricted common stock issued monthly; fixed monthly automobile allowance of $800; and fixed payment to his company IFEM Management Consultants, Inc. (“IFEM”) of $2,500 per month for secretarial and related office support, and fixed payment of $500 per month if he chose not to participate in the company medical and dental benefits program. Mr. Stern would also receive four weeks paid vacation each year.

If prior to expiration of the agreement Mr. Stern ceased to be a director for any reason, he was entitled to receive $200,000 in cash and 6,667 restricted common shares. Furthermore, if Mr. Stern was terminated without cause or Mr. Stern terminated the agreement for good reason, then he was entitled to receive one-year of base salary, all bonuses then payable, and the economic value of the replacement cost for one-year of the other benefits under the agreement, and he had the right to exercise immediately all outstanding options, vested and unvested, on the terms set forth in the options he held, including “cashless exercise” through conversion of the options to common shares based on the difference between market price and exercise price.

For purposes of the agreement “cause” means willful misconduct, conflict of interest or breach of fiduciary duty or a material breach of any provision of the employment agreement, and “good reason” includes us giving notice to Mr. Stern we do not intend to renew the agreement at the end of the then current term, any person or group acquires 25% or more in the outstanding stock ownership, there is a change in a majority of the Board, there is a merger or sale of substantially all the assets, or there is a breach of certain terms of the agreement by us.

 In connection with the adoption of this agreement, we agreed that options previously issued to Mr. Stern to purchase 66,667 common shares at an exercise price of $3.675 per share and a three-year term are extended to November 2017, options to purchase 266,667 common shares at an exercise price of $3.675 per share and a three-year term are extended to September 2018, and all of the options are amended to allow for “cashless exercise” through conversion of the options to common shares based on the difference between market price and exercise price.

On December 7, 2010, we entered into an Employment Agreement with Michael Jebsen, our Chief Financial Officer, which was effective during the fiscal year ended April 30, 2011.  Pursuant to the agreement, Mr. Jebsen’s employment would be for an initial one-year term from December 1, 2010 through December 1, 2011, which would automatically renew for additional one-year terms unless Mr. Jebsen terminated the agreement in advance of the renewal date or we gave Mr. Jebsen at least 120 days advance notice that we elect not to renew for another term.

Under the agreement, Mr. Jebsen would receive as compensation (i) an annual base salary of $210,000, (ii) an annual cash bonus of $50,000 based on 100% achievement of annual goals (with no cap on the bonus for greater than 100% achievement of goals), (iii) an annual grant of options to purchase 12,500 shares of our common stock, (iv) a fixed monthly automobile allowance of $800, and (iv) participation in medical insurance, dental insurance, and other benefit plans on the same basis as our other officers. Additionally, Mr. Jebsen would receive a monthly grant of options to purchase 667 shares of our common stock as compensation for holding the position of Corporate Secretary.

The agreement provided that if Mr. Jebsen was terminated without cause, or if Mr. Jebsen terminated his employment for good reason, he would be entitled to receive (i) one-year of base salary, (ii) all bonuses then payable, and (iii) the economic value of the replacement cost for one-year of benefits under the agreement. Mr. Jebsen would also have had the right to exercise immediately all outstanding options, vested and unvested, on the terms set forth in the options he holds, including “cashless exercise” through conversion of the options to common shares based on the difference between market price and exercise price.

For purposes of the agreement “cause” means willful misconduct, conflict of interest or breach of fiduciary duty or a material breach of any provision of the employment agreement, and “good reason” includes, among other things, us giving notice to Mr. Jebsen that we do not intend to renew the agreement at the end of the then current term, any person or group acquiring 25% or more of our outstanding common stock, a change in a majority of our Board, a merger or sale of substantially all our assets, or a breach of certain terms of the agreement by us.

On March 21, 2011, we entered into indemnification agreements with each of Mr. Stern and Mr. Jebsen, which provide that in respect of acts or omissions occurring prior to such time as the executive officer ceases to serve as our officer and/or director the applicable executive officer will receive (i) indemnification and advancement of expenses to the executive officer to the extent provided under our Certificate of Incorporation and to the fullest extent permitted by applicable law and (ii) indemnification against any adverse tax consequences in connection with prior option awards that may have been non-compliant with Section 409A of the Internal Revenue Code of 1986, as amended (the “IRC”).

Dr. Richard Kiral served as Vice President of Product Development through much of fiscal year 2008 for which he was compensated at the rate of $167,000 per year and was paid additional compensation in the form of an automobile allowance, medical and dental coverage, participation in the Executive Bonus Plan, $200,000 life insurance paid for by the corporation and payable to a beneficiary named by the insured, and the grant of an option for 5,000 shares annually. Effective March 25, 2008, the Board appointed Dr. Kiral to serve as President and Chief Operating Officer of the Company. Dr. Kiral served in this capacity until his resignation on March 28, 2011.

Pursuant to an agreement executed on March 26, 2008 and restated February 1, 2009, Dr. Kiral’s employment with us was for an initial one-year term renewing February 1, 2009 and automatically renewing for an additional one-year term unless Dr. Kiral terminated the agreement in advance of the renewal or we gave Dr. Kiral at least 120 days advance notice that we elect not to renew for another term.

Under the agreement Dr. Kiral would have received as compensation an annual base salary of $247,000; a cash bonus equal to one percent of base salary for each two percent of our annual goals and/or milestones achieved, which were established annually by the Board of Directors; options to purchase approximately 1,333 common shares with the exercise price based on market value issued monthly; an annual grant of options to purchase 10,000 common shares with an exercise price based on market value; fixed monthly automobile allowance of $800; medical and dental insurance under plans for our other officers; and a right to participate in pension, retirement, insurance stock, and other plans established from time to time for the participation of all of our full-time employees. Dr. Kiral would have also received four weeks paid vacation each year.

Provided Dr. Kiral were still an executive officer, if prior to the expiration of his agreement Dr. Kiral ceased to be a director for any reason, he would have been entitled to receive $200,000 in cash and 6,667 restricted common shares. Furthermore, if Dr. Kiral were terminated without cause or Dr. Kiral terminated the agreement for good reason, then he would have been entitled to receive one-year of base salary, all bonuses then payable, and the economic value of the replacement cost for one-year benefits under the agreement, and he would have had the right to exercise immediately all outstanding options, vested and unvested on the terms set forth in the options he held, including “cashless exercise” through conversion of the options to common shares based on the difference between market price and exercise price.

For purposes of Dr. Kiral’s agreement “cause” meant willful misconduct, conflict of interest or breach of fiduciary duty or a material breach of any provision of the employment agreement, and “good reason” included us giving notice to Dr. Kiral that we did not intend to renew the agreement at the end of the then current term, any person or group acquired 25% or more in the outstanding stock ownership, there was a change in a majority of the Board, there was a merger or sale of substantially all the assets, or there was a breach of certain terms of the agreement by us.

On March 28, 2011, we entered into a Resignation of Employment and Consulting Agreement with Dr. Kiral (the “Resignation Agreement”) as a means to effectively transition Dr. Kiral's move into retirement in an orderly manner.  Under the Resignation Agreement, Dr. Kiral ceased to serve in his positions as our President and Chief Operating Officer, effective April 1, 2011, and agreed not stand for re-election to the Board of Directors at the 2011 Annual Meeting of Stockholders. However, under the Resignation Agreement, Dr. Kiral agreed to complete his term on the Board of Directors and will continue to provide services to us for another 24 months as an independent consultant based on fixed hourly fees.

Consistent with similar terms contained in Dr. Kiral’s employment agreement, the Resignation Agreement provides that Dr. Kiral will receive severance pay in an amount equal to his current annual salary of $247,000, payable in installments, and reimbursements for the costs of his COBRA coverage for one year. Upon ceasing to serve as a director, he will be entitled to receive a $200,000.00 payment, payable in four equal installments over a one-year period. The installment payments under the Resignation Agreement will accelerate in the event of a change in control.  The Resignation Agreement also provides that Dr. Kiral will be indemnified against any adverse tax consequences in connection with prior option awards that may have been non-compliant with Section 409A of the IRC.

Contracts Applicable to Fiscal 2012

On May 13, 2011, we entered into new employment agreements with Chris Stern and Gerald Klein, and on May 19, 2011, we entered into a new employment agreement with Michael Jebsen (each a “New Agreement”).  The New Agreements are effective for the fiscal year ending April 30, 2012. On August 24, 2011, Mr. Stern’s employment as our Chief Executive Officer was terminated, which resulted in his immediate resignation from the Board. Mr. Stern was not paid any severance in connection with the termination of his employment or his departure from the Board.

Each New Agreement superseded all prior compensation arrangements with the applicable officer. The compensation paid under the New Agreements remained substantially unchanged from the prior arrangements, except that: (i) with respect to Mr. Stern and Mr. Jebsen, the equity distributions included under the New Agreements were revised, (ii) with respect to Mr. Jebsen and Dr. Klein, the bonus structure was changed from a fixed fee to a success-based bonus payment, and (iii) Dr. Klein’s base salary was increased.

Pursuant to Mr. Stern’s New Agreement, he continued to receive as compensation (i) an annual base salary of $300,000, (ii) an annual cash bonus of 50% of his base salary, based on 100% achievement of annual goals (with no cap on the bonus for greater than 100% achievement of goals), (iii) a fixed monthly automobile allowance of $800, (iv) a fixed payment to Mr. Stern’s company, IFEM, of $2,500 per month for secretarial and related office support, and (v) participation in medical insurance, dental insurance, and other benefit plans on the same basis as our other officers, or, in lieu of such participation, a payment equal to our cost of providing medical and dental insurance to Mr. Stern. In addition to the foregoing, Mr. Stern was entitled to receive upon executing his New Agreement 100,000 shares of our restricted common stock, vesting quarterly over a three-year period, and he was to receive an annual grant of 16,800 shares of our restricted common stock, vesting monthly over a 12-month period, which represented an increase of 3,800 shares annually from the prior agreement.

Pursuant to Mr. Jebsen’s New Agreement, he will continue to receive as compensation (i) an annual base salary of $210,000, (ii) a fixed monthly automobile allowance of $800, and (iii) participation in medical insurance, dental insurance, and other benefit plans on the same basis as our other officers. Under the New Agreement, Mr. Jebsen will now receive an annual cash bonus consisting of 50% of his base salary, based on 100% achievement of annual goals (with no cap on the bonus for greater than 100% achievement of goals). In addition to the foregoing, Mr. Jebsen will now receive annual grants totaling 8,600 shares of our restricted common stock, vesting over a 12-month period, of which 3,600 shares will only vest so long as he continues serving as our Corporate Secretary. These awards of restricted stock replace awards of stock options that were provided under Mr. Jebsen’s prior agreement.

Pursuant to Dr. Klein’s New Agreement, he will now receive an annual base salary of $240,000, which represents an increase of $55,000 from his prior base salary. He will also now receive an annual cash bonus of 50% of his base salary, based on 100% achievement of annual goals (with no cap on the bonus for greater than 100% achievement of goals). Dr. Klein will continue to receive as compensation (i) an annual grant of 7,500 shares of our restricted common stock, vesting monthly over a 12-month period, (ii) a fixed monthly automobile allowance of $800, and (iii) participation in medical insurance, dental insurance, and other benefit plans on the same basis as our other officers. In addition to the foregoing, Dr. Klein was entitled to receive upon executing his New Agreement an immediately vested option to purchase 40,000 shares of our common stock.

Each New Agreement (i) is effective for a one-year term, and automatically renews for additional one-year terms, unless the New Agreement is terminated in advance of renewal or either party gives notice at least 90 days prior to the end of the then current term of an intention not to renew, and (ii) provides that we will indemnify the applicable officer against any adverse tax consequences in connection with the New Agreement or any prior employment agreement that may result from any non-compliance with Section 409A of the IRC.

In addition, each New Agreement provides that if the applicable officer is terminated without cause, if the officer terminates his employment for good reason, or if we elect not to renew the New Agreement, the officer would be entitled to receive (i) one-year of base salary, (ii) an amount equal to the annual bonus that the officer would have received had 100% of goals been achieved, (iii) one-year of COBRA reimbursements or benefits payments, as applicable, and (iv) in the case of Mr. Stern, an additional payment of $40,000. Each officer’s entitlement to these payments is conditioned upon his execution of a release of claims.

Mr. Stern’s New Agreement also provided that if he was terminated as an officer for any reason, he would be deemed to have resigned from our Board, effective as of the date of his termination as an officer. If such termination as an officer was without cause, was by Mr. Stern for good reason, or was as a result of us electing not to renew the New Agreement, he would be entitled to receive an additional payment of $200,000 upon ceasing to serve on the Board. This replaced a provision of Mr. Stern’s prior agreement that entitled him to receive $200,000 in cash and 6,667 shares of common stock upon ceasing to be a director for any reason prior to expiration of the prior agreement. Mr. Stern did not receive any payment in connection with his departure from the Board on August 24, 2011.

For purposes of each New Agreement: (i) “cause” includes (a) a material breach of the New Agreement by the officer, (b) material misappropriation of our property, (c) material failure to comply with our policies, (d) use of illegal drugs or use of alcohol in a manner that interferes with the performance of the officer’s duties, (e) dishonest or illegal action that is materially detrimental to us, and (f) failure to disclose material conflicts of interest, and (ii) "good reason" includes (a) a material reduction in base salary, (b) a material reduction of the officer’s authority, duties or responsibility, (c) relocation of the officer’s employment by more than 50 miles, (d) a material breach of the New Agreement by us, or (e) a change in control of us, which means a change in the ownership or effective control of us or a change in the ownership of a substantial portion of our assets (each as defined in the Internal Revenue Service regulations under Section 409A); provided, however, that the replacement of two or more of our directors within a 12-month period by new directors not endorsed by a majority of the Board prior to their appointment will also constitute a change in control.

In connection with Mr. Jebsen’s appointment as interim Chief Executive Officer on August 24, 2011, we will enter into an amendment to Mr. Jebsen’s employment agreement that provides for additional compensation of $10,000 per month for each month that he serves as interim Chief Executive Officer.  Upon completion of his service as interim Chief Executive Officer, Mr. Jebsen will be eligible to receive a discretionary bonus based upon his performance as interim Chief Executive Officer.

1999 Amended Stock Plan

Each of our named executive officers has equity awards under our 1999 Amended Stock Plan, which provide for accelerated vesting of such options under certain circumstances.  If a named executive officer is terminated other than as a result of his death or disability, his unvested options will terminate on the officer’s termination date and his vested options will remain exercisable until 3 months after the termination date.  If the named executive officer is terminated as a result of his death or disability, his unvested options will vest in full and remain exercisable until the first anniversary of such termination.

Additionally, upon a change of control, except as otherwise determined by the Board of Directors in its discretion, all options will become fully vested and exercisable.  For this purpose, a “change of control” means:  (i) the acquisition of shares of our stock representing fifty percent (50%) or more of the combined voting power of the our shares entitled to vote on the election of directors; (ii) the consummation of a merger, share exchange, consolidation or reorganization involving us and any other company or other entity as a result of which less than fifty percent (50%) of the combined voting power of the surviving or resulting company or entity after such transaction is held in the aggregate by the holders of the combined voting power of our outstanding shares immediately prior to such transaction; (iii) the approval by our stockholders of an agreement for the sale or disposition by the Company of all or substantially all of our assets; or (iv) a change in the composition of the Board of Directors occurring within a two-year period, as a result of which fewer than a majority of directors were current directors.

Compensation of Directors

The following table summarizes the compensation paid to non-employee directors for the fiscal year ended April 30, 2011.

2011 Director Compensation

	Fees Earned or	Option
Director	Paid in Cash	Awards	Total
	($)	($)(1)	($)

J. Melville Engle	111,833	-	111,833
Gregory Pepin	78,000	-	78,000
Rene A. Eckert	85,500	-	85,500
William A. Chatfield	75,500	-	75,500
Ronald R. Blanck, DO	84,000	-	84,000

(1)	As of April 30, 2011, each non-employee director held an aggregate of 40,000 stock options.

During fiscal 2011, all of our non-employee directors were paid the following compensation for service on the Board and Board Committees:

•	An annual cash director fee in each fiscal year of $45,000 ($65,000 for our lead independent director), which was paid in equal monthly installments in arrears on the last day of each month;

•	A cash fee for attending each meeting of the Board in the amount of $4,000;

•	A cash fee for attending each committee meeting of which the Director is a member in the amount of $500; and

•	Reimbursement of travel and related expenses for attending Board and Committee meetings, as incurred.

In addition to the cash compensation described above, each non-employee director was granted a 40,000 stock option award on their initial nomination to the Board. The options may vest immediately or up to one year later, and are exercisable for a period of three years. We shall maintain an appropriate director’s and officer’s insurance policy at all times for our non-employee directors.

Effective May 1, 2011, the cash fees paid to our non-employee directors described above will instead be paid 50% in cash and 50% in restricted stock vesting over a three-year period.

OWNERSHIP OF SECURITIES

Principal Stockholders and Share Ownership by Management

The following table sets forth, as of August 16, 2011, the number and percentage of the outstanding shares of common stock and warrants and options that, according to the information supplied to us, were beneficially owned by (i) each person who is currently a director, (ii) each named executive officer, (iii) all current directors and executive officers as a group and (iv) each person who, to our knowledge, is the beneficial owner of more than five percent of the outstanding common stock. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

	Amount and
	Nature of
Beneficial Owner	Beneficial	Percent
Name and Address(1)	Ownership	of Class
Principal Stockholders
Vatea Fund, Segregated Portfolio	3,200,002	13.46%
Rue Du Borgeaud 10-B
Gland, Switzerland 1196
JP SPC3 OXBT FUND (2)	4,079,825	14.65%
Rue Du Mont-Blanc
Genva, Switzerland 1201
Officers and Directors
Chris J. Stern (3)(4)	377,318	1.59%
Dr. Richard Kiral (3)	99,356	*
J. Melville Engle (3)	40,000	*
Gregory Pepin (3) (5)	7,366,493	26.45%
Rene A. Eckert (3)	40,000	*
William A. Chatfield (3)	40,000	*
Ronald R. Blanck, DO (3)	40,000	*
Michael B. Jebsen, CPA (3)	34,554	*
Dr. Gerald Klein (3)	68,646	*
All officers and directors as a group (9 persons) (3)	8,106,367	29.11%

* Less than 1%

(1)	Unless otherwise noted, all addresses are in care of the Company at ONE Copley Parkway, Suite 490, Durham, North Carolina 27560.

(2)
Represents shares of common stock underlying a convertible note and warrants held by OXBT Fund, which are convertible or exercisable into shares of common stock within 60 days of August 16, 2011.  The note and warrants contain provisions that prohibit conversion or exercise, as applicable, of such instruments into common stock without prior stockholder approval if OXBT Fund, either individually or as part of a group, would own more than 19.99% of our common stock.

(3)
With respect to Mr. Stern, includes 333,334 shares of common stock subject to options exercisable within 60 days of August 16, 2011.

With respect to Dr. Kiral, includes 87,338 shares of common stock subject to options exercisable within 60 days of August 16, 2011.

With respect to Mr. Engle, includes 40,000 shares of common stock subject to options exercisable within 60 days of August 16, 2011.

With respect to Mr. Pepin, includes 40,000 shares of common stock subject to options exercisable within 60 days of August 16, 2011.

With respect to Mr. Eckert, includes 40,000 shares of common stock subject to options exercisable within 60 days of August 16, 2011.

With respect to Mr. Chatfield, includes 40,000 shares of common stock subject to options exercisable within 60 days of August 16, 2011.

With respect to Dr. Blanck, includes 40,000 shares of common stock subject to options exercisable within 60 days of August 16, 2011.

With respect to Mr. Jebsen, includes 31,173 shares of common stock subject to options exercisable within 60 days of August 16, 2011.

With respect to Dr. Klein, includes 60,000 shares of common stock subject to options exercisable within 60 days of August 16, 2011.

With respect to all officers and directors as a group, includes 711,845 shares of common stock subject to options exercisable within 60 days of August 16, 2011.

(4)	Mr. Stern ceased serving as our Chairman and Chief Executive Officer on August 24, 2011. Mr. Stern’s address is 9431 Oglebay Court, Raleigh, NC 27617.

(5)
Includes 3,200,002 shares of common stock held by Vatea Fund.  Mr. Pepin is a Managing Director for Vatea Fund, and consequently he may be deemed to be the beneficial owner of shares held by Vatea Fund. Also includes 4,079,825 shares of common stock underlying a convertible note and warrants held by OXBT Fund that are exercisable within 60 days of August 16, 2011.  Mr. Pepin is also a co-founder of EOS, an investment company, which serves as the Investment Manager and Managing Director for OXBT Fund, and consequently he may be deemed to be the beneficial owner of shares held by OXBT Fund. The note and warrants held by OXBT Fund contain provisions that prohibit conversion or exercise, as applicable, of such instruments into common stock without prior stockholder approval if OXBT Fund, either individually or as part of a group, would own more than 19.99% of our common stock.  Mr. Pepin disclaims beneficial ownership of the shares held by Vatea Fund and OXBT Fund except to the extent of his pecuniary interest therein.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Securities Purchase Agreement with Vatea Fund

As discussed above, Mr. Pepin is a Managing Director to Vatea Fund, is a co-founder of EOS, which serves as investment manager to Vatea Fund, and was a Senior Vice President at Melixia until April 2010.

On June 8, 2009, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Vatea Fund. The Securities Purchase Agreement establishes milestones for the achievement of product development and regulatory targets and other objectives, after which Vatea Fund is required to purchase up to 4 million additional shares of common stock at a price of $3.75 per share. If a milestone is not achieved by its corresponding target date, then the date is automatically extended for three months. Thereafter, if a milestone is not achieved by its extended target date, we and Vatea Fund shall negotiate in good faith agreement on a new target date for the milestone, but if no agreement is reached within 30 days Vatea Fund has no obligation to purchase any shares with respect to that milestone should it subsequently be achieved. The obligation of Vatea Fund to purchase any additional shares upon achieving milestones ends for any milestones not achieved by September 30, 2011. Including the initial investment in July 2009, and assuming all milestones are achieved in a timely manner, the Securities Purchase Agreement provides for a maximum of 5,333,334 shares being sold for $20 million. The number of shares issued is subject to adjustment for stock dividends, stock splits, reverse stock splits, and similar transactions.

Under the terms of the Securities Purchase Agreement, on July 10, 2009, Vatea Fund purchased 1,333,334 shares of our restricted common stock at a price of $3.75 per share, or a total of $5 million.

In connection with the closing, we paid a consulting fee to Melixia for services provided as facilitating agent, which consisted of $500,000 in cash and 66,667 shares of restricted common stock valued at $350,002. We also paid $75,000 in fees to another consultant who assisted with the Securities Purchase Agreement.

On August 24, 2009, we agreed to accelerate the election of Mr. Pepin to the Board of Directors, under the terms of the Securities Purchase Agreement, to enhance our relationship with Vatea Fund.

On September 2, 2009, we and the Vatea Fund amended the Securities Purchase Agreement providing an alternative milestone schedule.

In August 2009, we received formal approval from Swissmedic to begin Phase II clinical trials of our Oxycyte product in Switzerland. The Swissmedic approval triggered the first milestone payment in the amended milestone schedule of the Securities Purchase Agreement. In accordance with the Securities Purchase Agreement, Vatea Fund was required to purchase an additional 1,600,000 shares of common stock at $3.75 per share, or $6,000,000, on or before December 10, 2009.

The initial partial closing occurred on October 29, 2009, pursuant to which 160,000 shares were delivered to Vatea Fund against payment to us of $600,000.

The second partial closing occurred on November 20, 2009, pursuant to which 640,000 shares were delivered to Vatea Fund against payment to us of $2.4 million.

The final closing occurred on December 9, 2009, pursuant to which 800,000 shares were delivered to Vatea Fund against payment to us of $3 million.

In connection with the three closings, we paid a consulting fee to Melixia for services provided as facilitating agent, which consisted of $600,000 in cash and 80,000 shares of restricted common stock valued at $412,000. We also paid $90,000 in fees to another consultant who assisted with the Agreement.

On April 23, 2010, we and Vatea Fund entered into a second amendment to the Securities Purchase Agreement. Under the second amendment, the parties agreed to modify two provisions of the Securities Purchase Agreement. The first modification was a change to the form of fees paid to the facilitating agent, Melixia. For all closings under the Securities Purchase Agreement occurring on or after April 23, 2010, cash fees will no longer be paid. Fees will be paid in the form of restricted shares of common stock, issued in an amount equal to 20% of the shares issued at each closing. The second modification changes the schedule of milestones. The new schedule includes a closing of $500,000 on or before April 30, 2010, another closing in the same amount on or before May 30, 2010, and a closing in the amount of $3,500,000 on the earlier of (1) closing of a license or sales agreement with an aggregate value in excess of $500,000 or (2) December 31, 2011. The remaining balance of $4,500,000 under the Agreement shall be paid upon achievement of the amended product development and regulatory milestones.

On April 26, 2010, in accordance with the second amendment of the agreement, we received $500,000 and issued 133,334 shares to the Vatea Fund.

On May 27, 2010, in accordance with the second amendment of the agreement, we received $500,000 and issued 133,334 shares to the Vatea Fund.

In connection with the two closings, we issued 53,334 shares of restricted common stock valued at $160,002 to Melixia for their services provided as facilitating agent. We also paid $67,500 in fees to another consultant who assisted with the Agreement.

Note Purchase Agreement with Vatea Fund

On October 12, 2010 we entered into a Note Purchase Agreement, as amended on December 29, 2010, with Vatea Fund whereby we agreed to issue and sell to Vatea Fund an aggregate of $5,000,000 of senior unsecured promissory notes, or the Notes, on or before April 30, 2011.  The Notes will mature on October 31, 2013, unless the holders of a majority of the Notes consent in writing to a later maturity date.  Interest does not accrue on the outstanding principal balance of the Notes (other than following the maturity date or earlier acceleration).  Instead, on the maturity date, we must pay the holders of the Notes a final payment premium aggregating $3,000,000, in addition to the principal balance then otherwise outstanding under the Notes.  The Notes provide that we have the option, at our sole discretion and without penalty, to prepay the outstanding balance under the Notes plus the amount of the final payment premium prior to the maturity date.  In addition, the holders of majority of the Notes may request that we prepay the Notes in an amount equal to the proceeds of any subsequent closings under the Securities Purchase Agreement. The following table summarizes the promissory notes that have been issued under the Note Purchase Agreement.

Date issued	Note principal	Final payment premium	Effective interest rate
November 10, 2010	$600,000	$360,000	15.68%
December 20, 2010	1,000,000	600,000	16.29%
January 26, 2011	400,000	240,000	16.89%
March 2, 2011	100,000	60,000	17.50%
March 4, 2011	650,000	390,000	17.54%
March 11, 2011	111,000	66,600	17.66%
March 18, 2011	430,000	258,000	17.79%
March 29, 2011	210,000	126,000	18.00%
April 5, 2011	100,000	60,000	18.14%
April 29, 2011	700,000	420,000	18.62%
May 9, 2011	400,000	240,000	18.83%
May 20, 2011	100,000	60,000	19.06%
May 23, 2011	200,000	120,000	19.12%

	$5,001,000	$3,000,600

Interest accreted on these notes was $389,880 as of July 31, 2011.

Issuance of Convertible Note and Warrants to OXBT Fund

On June 16, 2011, we entered into a Convertible Note and Warrant Purchase Agreement (the “OXBT Fund Agreement”) with OXBT Fund, pursuant to which the we agreed to issue and sell to OXBT Fund in a private placement (the “OXBT Fund Transaction”) a subordinated convertible promissory note (the “OXBT Fund Note”) with a principal amount of $4,600,000 and warrants (the “OXBT Fund Warrants”) to purchase an aggregate of 2,039,911 shares of our common stock.  Mr. Pepin, is a co-founder of EOS, an investment company, which serves as the investment manager and managing director of OXBT Fund. The closing of the OXBT Fund Transaction occurred on July 1, 2011.

Interest on the OXBT Fund Note will accrue at a rate of 15% annually and will be paid in quarterly installments commencing on the third month anniversary of issuance. The OXBT Fund Note will mature 36 months from the date of issuance. The OXBT Fund Note may be converted into shares of common stock at a conversion price of $2.255 per share (subject to adjustment for stock splits, dividends and combinations, recapitalizations and the like) (the “Conversion Price”) at any time, in whole or in part, at any time at the option of the holder(s) of the OXBT Fund Note. The OXBT Fund Note also will automatically convert into shares of common stock at the Conversion Price at the election of a majority-in-interest of the holders of notes issued under the OXBT Fund Agreement or upon the acquisition or sale of all or substantially all of our assets. We may make each applicable interest payment or payment of principal in cash, shares of common stock at the Conversion Price, or any combination thereof. We may elect to prepay all or any portion of the OXBT Fund Note without prepayment penalties only with the approval of a majority-in-interest of the note holder(s) under the OXBT Fund Agreement at the time of the election.   The OXBT Fund Note contains various events of default such as failing to timely make any payment under the OXBT Fund Note when due, which may result in all outstanding obligations under the OXBT Fund Note becoming immediately due and payable.

The OXBT Fund Warrants were issued in three approximately equal tranches, with exercise prices of $2.15, $2.60 and $2.85, respectively, per share of common stock (in each case subject to adjustment for stock splits, dividends and combinations, recapitalizations and the like). The OXBT Fund Warrants are exercisable on or after the date of issuance and expire on the earlier to occur of the five year anniversary of the date of issuance or an acquisition or sale of all or substantially all of our assets. The exercise prices of shares of common stock underlying the OXBT Fund Warrants are subject to adjustment in the event of future issuances of common stock or equivalents by us at a price less than the applicable exercise price, but in no event shall a OXBT Fund Warrant exercise price be adjusted to less than $2.255 per share (subject to adjustment for stock splits, dividends and combinations, recapitalizations and the like) of common stock.

Employment of Maria Tamargo

Maria Tamargo is the daughter-in-law of Mr. Stern, our former Chief Executive Officer, and we employed her as our Senior Vice President of Dermacyte Development. In this capacity she received an annual salary of $120,000, milestone triggered bonuses with a total potential of $30,000, a monthly auto allowance of $500 and 1,000 options annually. Effective August 24, 2011, Ms. Tamargo is no longer employed with us.

Employment of Edwin Fox

Mr. Edwin Fox is the brother-in-law of Mr. Jebsen, our interim Chief Executive Officer and Chief Financial Officer, and we employ Mr. Fox as a Senior Financial Analyst and Interim California Lab Manager. In this capacity Mr. Fox receives an annual salary of $82,500 and potential bonus of $10,000.  Mr. Fox does not have a direct reporting relationship to Mr. Jebsen.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of our Board of Directors, our executive officers, and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires them to file reports with respect to their ownership of our common stock and their transactions in such common stock.

Based solely upon our review of the Section 16(a) reports in our records for fiscal 2011 transactions in our common stock, we believe that during the fiscal year ended April 30, 2011 the Company’s officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a), except that: 17 reports, covering a total of 17 transactions, were filed late by Mr. Stern; 12 reports, covering a total of 12 transactions, were filed late by Mr. Jebsen; and 11 reports, covering a total of 11 transactions, were filed late by Dr. Kiral.

PROPOSAL  3:   APPROVAL OF AMENDMENT NO. 1 TO THE 1999 AMENDED STOCK PLAN

On August 18, 2011, our Board of Directors approved, subject to stockholder approval, Amendment No. 1 to the 1999 Amended Stock Plan, to increase the number of shares of common stock authorized for issuance to a total of 6,000,000 shares, representing an increase of 5,200,000 shares.

The purpose of the 1999 Amended Stock Plan is to enable us to provide an incentive to eligible employees, consultants, directors and officers whose present and potential contributions are important to the continued success of the Company, to afford those individuals the opportunity to acquire a proprietary interest in the Company, and to enable the Company to enlist and retain in its employment the best available talent for the successful conduct of its business.

Stockholders are asked to approve Amendment No. 1 to the 1999 Amended Stock Plan to satisfy NASDAQ rules relating to equity compensation.  In addition, approval would allow us to qualify additional options for treatment as incentive stock options for purposes of Section 422 of the Internal Revenue Code and to qualify compensation under the 1999 Amended Stock Plan as performance-based for purposes of Section 162(m). If stockholder approval is not received, the Compensation Committee will reconsider Amendment No. 1 to the 1999 Amended Stock Plan, and the present 1999 Amended Stock Plan would remain in effect without such amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF AMENDMENT NO. 1 TO THE 1999 AMENDED STOCK PLAN.

Summary of the 1999 Amended Stock Plan Features

The following is a brief summary of the 1999 Amended Stock Plan, as amended by Amendment No. 1, and is qualified in its entirety by reference to a copy of the 1999 Amended Stock Plan and Amendment No. 1 attached to this proxy statement as Appendix B.

Description of Awards

The 1999 Amended Stock Plan provides for the grant of stock options, stock purchase rights, stock appreciation rights, and long-term performance awards (collectively “Awards”).

Stock Options.  Optionees receive the right to purchase a specified number of shares of our common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price less than the fair market value of the common stock on the date of grant. Options may not be granted for a term in excess of ten years. The 1999 Amended Stock Plan permits the Board of Directors to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a “cashless exercise” through a broker, by surrender to the Company of shares of common stock, by delivery of a promissory note, or by any other lawful means.

Stock Purchase Rights.  Stock Purchase Rights entitle recipients to acquire shares of common stock that they may not transfer unless and until the restrictions on the shares of common stock lapse.  Stock Purchase Rights are accepted by the execution of a restricted stock purchase agreement.

Stock Appreciation Rights.  Stock Appreciation Rights (“SARs”) entitle recipients to profit from increase in the value of our common stock, without buying shares.  Like options, SARs benefit the holder when our common stock price increases.  The primary difference is that the recipient is not required to pay an exercise price, but instead just receives the amount of the increase in the form of cash or stock.

Long-term Performance Awards.  Long-term Performance Awards are awards that pay out if the recipient meets or satisfies the performance objectives established by the Compensation Committee for a particular performance period.

Shares Available for Issuance under the 1999 Amended Stock Plan.  The 1999 Amended Stock Plan, as amended by Amendment No. 1, will provide for the award to eligible recipients of up to 6,000,000 shares of our common stock to be granted through options, stock purchase rights, stock appreciation rights and long-term performance awards. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such Award will again be available for grant under the 1999 Amended Stock Plan.

Eligibility of Recipients

Employees, consultants, directors and officers of Oxygen Biotherapeutics are eligible to be granted Awards under the 1999 Amended Stock Plan.  As of August 24, 2011, approximately 17 employees, including 2 executive officers, and 6 non-employee directors were eligible to receive Awards under the 1999 Amended Stock Plan.  In fiscal 2011, we made option grants to our executive officers under the 1999 Amended Stock Plan, and we expect that we will grant additional Awards to them under the 1999 Amended Stock Plan in the future.  In particular, as described above, under the employment agreements Mr. Jebsen and Dr. Klein entered into, they are entitled to receive annual grants of restricted common stock of the Company.

For additional information regarding awards made to our named executive officers and directors under the 1999 Amended Stock Plan in fiscal 2011 please see “Executive Compensation” and “2011 Director Compensation.”

On August 16, 2011, the last reported sale price of our common stock on the NASDAQ Capital Market was $2.58.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that arise with respect to Awards granted under 1999 Amended Stock Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. This summary assumes that all Awards granted under the 1999 Amended Stock Plan are exempt from, or comply with, the rules under Section 409A of the IRC related to nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or a 50% or more owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

SARS

A participant will not have income upon the grant of a SAR.  However, a participant will have ordinary income, when a SAR is exercised, to the extent of the difference between the grant price and the value of the stock on the date of exercise.

Restricted Stock

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Internal Revenue Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Long-term Performance Awards

A participant will not have income upon the grant of a long-term performance award.  A participant will recognize ordinary income upon payment of cash or delivery of stock when the conditions of the award are satisfied.  The amount of the ordinary income will be equal to the amount of the cash or the fair market value of the stock.  Any gain or loss recognized upon the sale or exchange of stock generally will be treated as a capital gain or loss.  This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to Oxygen Biotherapeutics

There will be no tax consequences to Oxygen Biotherapeutics except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

Equity Compensation Plan Information

	(a)		(b)	(c)
	Number of securities to be		Weighted-average	Number of securities remaining
	issued upon exercise of		exercise price of	available for future issuances
	outstanding options,		outstanding	under equity compensation
	warrants		options	plans (excluding securities
	and rights		warrants and rights	reflected in column (a))

Plan category
Equity compensation plans approved by security holders	515,071		$4.54	243,832
Equity compensation plans not approved by security holders	266,667	(1)	$3.68	-

Total	781,738		$4.24	243,832

(1)	This figure includes options issued to nonemployee directors and consultants under individual compensation arrangements.

(2)	A description of the compensation agreements pursuant to this item isincluded in Note G of our Form 10-K filed July 15,2011.

New Plan Benefits

In general, awards under Amendment No. 1 to the 1999 Amended Stock Plan and the amount of any such awards will be discretionary and will be subject to vesting, performance, and other requirements.  Therefore, it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of individuals in 2011 pursuant to Amendment No. 1 to the 1999 Amended Stock Plan.  However, we have made certain awards that are contingent upon stockholder approval that are set forth in the table below:

Name and Position	Dollar Value (1)	Number of Units
Michael B. Jebsen, CPA Interim Chief Executive Officer, Chief Financial Officer and Executive Vice President Finance and Administration	$2,580.00	1,000
Dr. Gerald Klein Chief Medical Officer	$5,160.00	2,000
Dr. Richard Kiral Former President and Chief Operating Officer	$4,644.00	1,800
Executive Group	$15,996.00	6,200
Non-Executive Director Group	$109,693.86	42,517
Non-Executive Officer Employee Group	$46,182.00	17,900

(1)	Calculated based on a price per share of our common stock of $ 2.58, the last reported sale price of our common stock on the NASDAQ Capital Market on August 16, 2011.

PROPOSAL 4:   APPROVAL OF ISSUANCE OF SHARES TO OXBT FUND AND VATEA FUND

As described above, on June 16, 2011, we entered into the OXBT Fund Agreement, pursuant to which we agreed to issue and sell to OXBT Fund the OXBT Fund Note with a principal amount of $4,600,000 and the OXBT Fund Warrants to purchase an aggregate of 2,039,911 shares of our common stock. The aggregate gross proceeds to us from the transaction were approximately $4,600,000, excluding any proceeds from the exercise of any OXBT Fund Warrants, and the aggregate placement agent fees, which were approximately $276,000.  A form of the OXBT Fund Agreement, which attaches as exhibits forms of the OXBT Fund Note and OXBT Fund Warrants, was filed with the SEC on July 1, 2011 as Exhibit 10.1 to our Current Report on Form 8-K/A.

Our Securities Purchase Agreement with Vatea Fund, as amended, currently provides for the issuance of up to an additional 2,133,334 shares of our common stock to Vatea Fund upon achievement of certain milestones.  We are also currently considering a potential amendment to the Securities Purchase Agreement (the “Potential Amendment”) that would deem some or all milestones under the Securities Purchase Agreement achieved in exchange for a reduction in the purchase price for shares of our common stock under the agreement.  While there can be no assurance that we will enter into the Potential Amendment at all, any Potential Amendment that we do enter into would set the purchase price per share of common stock under the Securities Purchase Agreement to an amount less than $3.75 (the current share purchase price under the Securities Purchase Agreement) and to an amount greater than or equal to the greater of (i) the market value of shares of our common stock immediately prior to entering the Potential Amendment, or (ii) $2.75.  Accordingly, the maximum number of shares Vatea Fund would be able purchase under the Securities Purchase Agreement, if amended by the Potential Amendment, would be 2,909,091, which is calculated by dividing $8,000,000, the total dollar amount remaining to be purchased under the Securities Purchase Agreement, by $2.75, the lowest potential purchase price that could be provided by the Potential Amendment.  To the extent that we decide to pursue the Potential Amendment, we would enter such amendment, if at all, within three months of the date that this Proposal 4 is approved by our stockholders.

This proposal is requesting approval of the Share Issuance, which includes (i) the issuance to OXBT Fund of all shares of common stock underlying the OXBT Fund Note and OXBT Fund Warrants, and (ii) the issuance to Vatea Fund of all shares underlying the Securities Purchase Agreement, as amended, and as may be amended pursuant to the Potential Amendment.  As described below, the issuance of shares in the Share Issuance may result in OXBT Fund, Vatea Fund, EOS, Mr. Pepin, and their respective affiliates, either individually or as a group, owning more than 20% of our outstanding common stock.

Reasons for this Proposal

Because our common stock is listed on the NASDAQ Stock Market LLC (“NASDAQ”), we are required to obtain shareholder approval prior to the issuance of securities when the issuance or potential issuance would result in a “change of control” as defined by NASDAQ.  NASDAQ generally characterizes a transaction whereby an investor or group of investors acquires, or obtains the right to acquire, 20% or more of the voting power of an issuer on a post-transaction basis as a “change of control” for purposes of Rule 5635(b).

As discussed above, Mr. Pepin is a managing director of Vatea Fund and is a co-founder of EOS, an investment company, which serves as the investment manager and managing director of OXBT Fund. As of August 16, 2011, Vatea Fund held 3,200,002 shares of our common stock, representing 13.68% of our outstanding common stock.  Our Securities Purchase Agreement with Vatea Fund also currently provides for the issuance of up to an additional 2,133,334 shares of our common stock, which may be increased to 2,909,091if we were to enter into the Potential Amendment.   In addition, the OXBT Fund Note and OXBT Fund Warrants are convertible or exercisable, as applicable, into an aggregate of up to 4,079,825 shares of our common stock, which, if converted or exercised, would represent 15% of our current outstanding common stock.  Accordingly, the conversion or exercise of the OXBT Fund Note and OXBT Fund Warrants and the issuance of additional shares pursuant to the terms of the Securities Purchase Agreement (whether or not amended by the Potential Amendment) may result in OXBT Fund and Vatea Fund owning in excess of 20% of the outstanding common stock of the Company, as the shares owned by OXBT Fund and Vatea Fund may be aggregated.

The OXBT Fund Note and OXBT Fund Warrants contain provisions that prohibit conversion or exercise, as applicable, without prior stockholder approval if OXBT Fund, either individually or as part of a group, would own more than 19.99% of our common stock.  These provisions also require us to seek stockholder approval of the issuance if this limitation becomes applicable.

If stockholder approval is not received for the Share Issuance, it is likely that OXBT Fund would be unable to exercise or convert a considerable portion of the OXBT Fund Note and/or OXBT Fund Warrants, Vatea Fund may be unable to purchase a portion of the shares under the Securities Purchase Agreement, and we would be unable to enter into the Potential Amendment.  Failure to approve the Share Issuance may result in reduced liquidity for us, as, among other things, we may not receive the proceeds that we might otherwise have received upon exercise of the OXBT Fund Warrants and purchase of additional shares under the Securities Purchase Agreement.

Effect of this Proposal

The Share Issuance will not affect the rights of the holders of outstanding common stock, but will cause substantial dilution to existing shareholders’ voting power and in the future earnings per share of their common stock. When additional shares of common stock are issued in the Share Issuance, such new shares will have the same voting and other rights and privileges as the currently issued and outstanding shares of common stock, including the right to cast one vote per share on all matters and to participate in dividends when and to the extent declared and paid.

As described above, approval of the Share Issuance by our stockholders could result in (i) the issuance of up to 4,079,825 shares of common stock to OXBT Fund, which would represent approximately 15% of our outstanding common stock,  (ii) the issuance of up to 2,909,091 shares of common stock to Vatea Fund, if we enter into the Potential Amendment, which would represent approximately 23% of our outstanding common stock, and (iii) OXBT Fund, Vatea Fund, EOS, Mr. Pepin and their respective affiliates, together as a group, beneficially owning up to 10,275,584 shares of our common stock, which would represent approximately 33% of our outstanding common stock. Accordingly, if this proposal is approved, OXBT Fund, Vatea Fund, EOS, Mr. Pepin, and their respective affiliates, either individually or as part of a group, may have a strong ability to influence our business, policies and affairs.  We cannot be certain that their interests will be consistent with the interests of other holders of our common stock

Interest of the Company’s Directors and Executive Officers in the Proposal

Mr. Gregory Pepin, a current member of our Board of Directors, has an interest in this proposal as a result of his serving as managing director to Vatea Fund and as a co-founder of EOS, an investment company, which serves as the investment manager and managing director of OXBT Fund.  Accordingly, upon the conversion or exercise of all shares in the Share Issuance, assuming that we enter into the Potential Amendment, Mr. Pepin could be deemed to beneficially own 10,275,584 shares of common stock, or 33% of our outstanding common stock.

Use of Proceeds

Proceeds from the Share Issuance will be used for general corporate purposes, including the Company’s dermatology, cosmetics and other businesses, but the Company does not currently anticipate using a significant portion of the proceeds for patient testing relating to traumatic brain injury indications.

Required Vote for Approval

Assuming the existence of a quorum, this proposal will be approved if the number of shares voted in favor of the proposal to approve the Share Issuance exceeds the number of shares voted against the proposal. As such, abstentions and broker non-votes will not affect the outcome of the vote.

No Preemptive Rights

The holders of common stock have no preemptive rights to any future issuances of common stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE SHARE ISSUANCE.

PROPOSAL  5:   RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

The Audit Committee has selected Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm for fiscal 2012.  Cherry, Bekaert & Holland, L.L.P. served as our independent registered public accounting firm for 2011.  Representatives of Cherry, Bekaert & Holland, L.L.P. are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Our organizational documents do not require that the stockholders ratify the selection of Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm.  We request such ratification as a matter of good corporate practice.  If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Cherry, Bekaert & Holland, L.L.P., but still may retain them.  Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

The aggregate fees billed for professional services by professional accounting firms in 2011 and 2010 were as follows:

	2011	2010

Audit fees	$148,250	$232,756
Tax fees (1)	2,700	9,629
Total fees	$150,950	$242,385

(1)  Tax return and related service

It is our Audit and Compliance Committee’s policy and procedure to approve in advance all audit engagement fees and terms and all permitted non-audit services provided by our independent registered public accounting firm. We believe that all audit engagement fees and terms and permitted non-audit services provided by our independent registered public accounting firm as described in the above table were approved in advance by our Audit and Compliance Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF CHERRY, BEKAERT & HOLLAND, L.L.P., AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER MATTERS

Other Business

As of the date of this proxy statement, the Board knows of no other matters that may come before the Annual Meeting. However, if any matters other than those referred to herein should be presented properly for consideration and action at the Annual Meeting, or any adjournment or postponement thereof, the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

Stockholder Proposals

Under certain conditions, shareholders may request us to include a proposal for action at a forthcoming meeting of our shareholders in the proxy materials for such meeting. All shareholder proposals intended to be presented at our 2012 Annual Meeting of Shareholders must be received by us no later than April 28, 2012 for inclusion in the proxy statement and proxy card relating to such meeting.  However, if the date of the 2012 Annual Meeting is changed by more than 30 days from the date of the first anniversary of the 2011 Annual Meeting, then the deadline is a reasonable time before we begin to print and mail our proxy statement for the 2012 Annual Meeting.

In addition, if a shareholder desires to make a proposal from the floor during the meeting, even if such proposal is not to be included in our proxy statement, the bylaws provide that the shareholder must deliver or mail written notice of the proposal to our Secretary (i) not less than 120 days in advance of the date in the current year that corresponds to the date on which notice of the Annual Meeting was first mailed by us to our stockholders of record in the prior year (unless a later date is selected by the Board of Directors and communicated to the stockholders), or (ii) if no Annual Meeting was held in the prior year or the corresponding date on which notice of the Annual Meeting is sent to stockholders of record changes by more than 30 days from the date in the previous year, not less than 30 days in advance of the date that we begin printing our notice of the Annual Meeting to be disseminated to stockholders. A stockholder’s notice to the Secretary must inform as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and numbers of our shares that are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

Costs of Soliciting Proxies

We will bear the cost of this solicitation, including the preparation, printing, and mailing of the proxy statement, proxy card, and any additional soliciting materials sent by us to stockholders. Our directors, officers, and employees may solicit proxies personally or by telephone without additional compensation. We will also reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding proxy soliciting materials to the beneficial owners.

Availability of Report on Form 10-K

Copies of our Annual Report on Form 10-K for the year ended April 30, 2011, including financial statements and schedules, are available on our website at http://www.oxybiomed.com and will be provided upon written request, without charge, to any person whose proxy is being solicited. Written requests should be made to Oxygen Biotherapeutics, Inc., Attn: Investor Relations, ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560.

Stockholders Sharing the Same Last Name and Address

Only one annual report or proxy statement, as applicable, may be delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a shareholder at a shared address to which a single copy was delivered. Requests for additional copies should be directed to Investor Relations by e-mail addressed to e.corliss@oxybiomed.com, by mail addressed to Oxygen Biotherapeutics, Inc., Attn: Investor Relations, ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560, or by telephone at (919) 855-2100. Shareholders sharing an address and currently receiving a single copy may contact Investor Relations as described above to request that multiple copies be delivered in future years. Shareholders sharing an address and currently receiving multiple copies may request delivery of a single copy in future years by contacting Investor Relations as described above.

REQUESTS FOR DIRECTIONS TO OUR COMPANY’S ANNUAL MEETING

The 2011 Annual Meeting of Shareholders will be held at the Hotel Sierra, 10962 Chapel Hill Road, Morrisville, North Carolina 27560 on Friday, September 23, 2011 at 9:00 a.m., Eastern Daylight Savings Time. Requests for directions to the meeting location may be directed to Oxygen Biotherapeutics, Inc., Attn: Investor Relations, ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560.

Appendix A

FIRST AMENDMENT TO THE BYLAWS
OF
OXYGEN BIOTHERAPEUTICS, INC.

Article III, Section 3 of the Bylaws (the “Bylaws”) of Oxygen Biotherapeutics, Inc., a Delaware corporation (the “Corporation”), is amended to read in its entirety as follows:

“The Board of Directors shall be and is divided, with respect to the duration of the term for which they hold office, into three classes, designated Class I, Class II, and Class III, which shall be as nearly equal in number as possible and as provided by resolution of the board of directors.  Each Director nominated at an annual meeting of stockholders, shall be elected by a plurality of votes cast at the election.  Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected, provided that at the first annual meeting of stockholders following the initial classification of the Board of Directors, the Class I directors’ term of office shall expire and the Class I directors shall be elected for a term of three years. At the second annual meeting of stockholders following such initial classification, the Class II directors’ term of office shall expire and the Class II directors shall be elected for a term of three years. At the third annual meeting of stockholders following such initial classification the Class III director’s term of office shall expire and the Class III directors shall be elected for a term of three years. At each subsequent annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Each Director shall hold office until his successor is elected and qualified.  In the event of any increase or decrease in the authorized number of Directors, each Director then serving as such shall nevertheless continue as a Director until the expiration of his current term, or his earlier resignation, removal from office or death.”

Appendix B

AMENDMENT TO
OXYGEN BIOTHERAPEUTICS, INC.
1999 AMENDED STOCK PLAN

This Amendment to the Oxygen Biotherapeutics, Inc. 1999 Amended Stock Plan (the “Amendment”) is made on August 18, 2011, effective as of the time provided below.

WHEREAS, Oxygen Biotherapeutics, Inc. (the “Company”) has heretofore adopted the Oxygen Biotherapeutics, Inc. 1999 Amended Stock Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Company has approved the Amendment contingent upon the approval of the Amendment by the stockholders of the Company.

NOW, THEREFORE, BE IT RESOLVED, that, pursuant to Section 13(a) of the Plan, the Plan is hereby amended as follows, effective as of such time as the Amendment is approved by the stockholders of the Company:

Section 4(a) of the Plan is amended by deleting “12,000,000 shares” in the first sentence thereof and replacing it with “6,000,000 shares (after giving effect to the Company’s 1-for-15 reverse stock split of its Common Stock on November 9, 2009)”

Except as expressly amended hereby, all provisions of the Plan shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms.

The Amendment shall have no effect until such time as it is approved by the stockholders of the Company.

The provisions of the Amendment shall be governed by and interpreted in accordance with the laws of the State of Delaware.

Oxygen Biotherapeutics, Inc. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 30, 2011 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CONTROL ID:
REQUEST ID:

The undersigned stockholder of Oxygen Biotherapeutics, Inc., a Delaware corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated September [●], 2011, and hereby constitutes and appoints Michael Jebsen the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s Common Stock which the undersigned is entitled to vote at the 2011 Annual Meeting of Stockholders to be held on Septemebr 30, 2011, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

The undersigned hereby instructs said proxies or their substitutes:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/OXBT
PHONE:	Call toll free 1-866-752-VOTE (8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF OXYGEN BIOTHERAPEUTICS, INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proposal 1		à	FOR	AGAINST	ABSTAIN
	To approve an amendment to our bylaws to authorize the classification of our Board of Directors into three classes with staggered terms.		☐	☐	☐

Proposal 2		à	FOR ALL	AGAINST	FOR ALL EXCEPT
	To elect five director nominees. If Proposal 1 is approved, such directors will serve in Class I, Class II or Class III, as described in the Proxy Statement.		☐
	William A. Chatfield			☐	☐
	Gregory Pepin			☐	☐	CONTROL ID:
	Ronald R. Blanck			☐	☐	REQUEST ID:
	Rene A. Eckert			☐	☐
	J. Melville Engle			☐	☐

Proposal 3		à	FOR	AGAINST	ABSTAIN
	To approve Amendment No. 1 to our 1999 Amended Stock Plan to increase the number of shares authorized for issuance thereunder.		☐	☐	☐

Proposal 4		à	FOR	AGAINST	ABSTAIN

To approve the issuance of shares of common stock, (i) upon conversion or exercise of notes or warrants, as applicable, under the terms of the Convertible Note and Warrant Purchase Agreement, dated June 16, 2011, between Oxygen Biotherapeutics, Inc. and JP SPC 3 obo OXBT FUND, SP and (ii) under the terms of the Securities Purchase Agreement, dated June 8, 2009 between Oxygen Biotherapeutics and JP SPC 1 Vatea, Segregated Portfolio, as amended, or as may be amended as described in the Proxy Statement.
			☐	☐	☐

Proposal 5		à	FOR	AGAINST	ABSTAIN
	To ratify the appointment of Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm for the fiscal year ending April 30, 2012.		☐	☐	☐

	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, and any adjournment or adjournments thereof.					New Address (if applicable): ________________________ ________________________ ________________________
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES IN PROPOSAL 2, AND “FOR” PROPOSALS 1, 3, 4 AND 5.
I (we) acknowledge receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated September [●], 2011, and the 2011 Annual Report to Stockholders and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES, AND FOR PROPOSALS 1, 3, 4 AND 5. IN THEIR DIRECTION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT DATED SEPTEMBER [●], 2011 IS UNABLE TO SERVE OR WILL NOT SERVE.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)
Dated: ________________________, 2011